CBS EMPLOYEE INVESTMENT FUND

              FOR ELIGIBLE EMPLOYEES OF CBS INC. AND
                    CERTAIN OF ITS SUBSIDIARIES



                     AS AMENDED AND RESTATED

          (INCLUDING AMENDMENTS THROUGH JANUARY 1, 1995)

























CMC-8613

                       CBS EMPLOYEE INVESTMENT FUND

                                 CONTENTS

ARTICLE                                                PAGE

       I. THE PURPOSE OF THE PLAN; THE TRUST . . . . .   1
          A.  The Investment Fund. . . . . . . . . . .   1
          B.  The Trust. . . . . . . . . . . . . . . .   1
          C.  Application. . . . . . . . . . . . . . .   1
          D.  Definitions
              (applicable to the Plan and the Trust) .   2

  II.  PARTICIPATION . . . . . . . . . . . . . . . . .   2
          A.  Eligibility. . . . . . . . . . . . . . .   2
          B.  Participation. . . . . . . . . . . . . .   3

 III.  ACCOUNTS. . . . . . . . . . . . . . . . . . . .   3
          A.  Participants' A accounts . . . . . . . .   3
          B.  Participants' B accounts . . . . . . . .   3
          C.  Participants' C accounts . . . . . . . .   4
          D.  Employers' C accounts. . . . . . . . . .   4
          E.  Participants' D accounts . . . . . . . .   4
          F.  Participants' E accounts . . . . . . . .   4
          G.  Participants' numbered C and D accounts.   4

  IV.  EMPLOYEE CONTRIBUTIONS; CONTRIBUTION ELECTIONS;
          INVESTMENT DIRECTIONS; CONVERSION DIRECTIONS . 5
          Contribution Elections Generally . . . . . .   5
          (i) The required basic contribution and the
              voluntary supplemental contribution. . .   5
              A.   Nature .                              5
                  1.  Election of required basic
                      contribution; Modifications. . .   5
                  2.  Election of voluntary supplemental
                      contribution; Modifications. . .   6
                  3.  Suspension . . . . . . . . .       7
              B.  Investment Direction . . . . . . . .   7
                  1.   Crediting units to A, B and/or E
                        accounts . . . . . . . . . .     7
                  2.   Modification . . . . . . . .      7
              C.  Withholding by Employers and/or deferral,
                  and payment to Trustee . . . . . . .   8
         (ii) The periodic special contribution. . . .   8
              A.  Nature . . . . . . . . . . . . . . .   8
                  1.    Cash payment . . . . . . . .     8
                  2.    Limitation of amount . . . .     9
                  3.    Investment direction . . . .     9

                                    (i)
         (iii)    Limitations. . . . . . . . . . . . .   10
              A.  Special Rules - Actual Deferral
                  Percentage Tests . . . . . . . . . .   10
              B.  General Rules. . . . . . . . . . . .   15
              C.  Limitation on Before-Tax Contributions 15
              D.  Actual Contribution Percentage Tests . 17
              E.  Multiple Use Test. . . . . . . . . .   21
              F.  Highly Compensated Eligible Employees. 21
          (iv)    Conversion directions. . . . . . . .   21

       V. EMPLOYERS' MATCHING CONTRIBUTIONS. . . . . .   22

  VI.  TERMINATION OF PARTICIPATION; WITHDRAWALS;
          DETERMINATION AND PAYMENT OF BENEFITS. . . .   24
          A.  Termination of participation . . . . . .   24
          B.  Withdrawals. . . . . . . . . . . . . . .   25
              1.  Request for withdrawal; Payment. . .   25
              2.  Withdrawal before five years or twice
                  within five-year period; Suspension of
                  authorization. . . . . . . . . . . .   26
              3.  Restrictions on withdrawals before age
                  59-1/2 . . . . . . . . . . . . . . .   26
          C.  Termination benefit. . . . . . . . . . .   29
              1.  Termination of employment - A, B , D,
                  and E units. . . . . . . . . . . . .   29
              2.  Termination of employment after three
                  years, after 65th birthday, or by reason
                  of death or disability - C units . .   29
              3.  Other termination of employment - C
                     units . . . . . . . . . . . . . .   29
              4.  Re-employment after termination. . .   30
              5.  Inclusion of numbered units and
                    accounts . . . . . . . . . . . . .   30
          D.  Amounts withheld or deferred in month of
              termination. . . . . . . . . . . . . . .   30
          E.  Manner of payment; Elections . . . . . .   30
              1.  Distribution election. . . . . . . .   30
              2.  Lump sum death benefit election  . .   32
              3.  Modification or revocation of election 32
              4.  Spousal consent in certain cases . .   33
          F.  Payment by Trustee . . . . . . . . . . .   33
              1.  Distribution election - lump sum
                  payment. . . . . . . . . . . . . . .   33
                  (a) Cash . . . . . . . . . . . . . .   33
                  (b) CBS Stock. . . . . . . . . . . .   34
              2.  Distribution election - installment
                  payment. . . . . . . . . . . . . . .   35
                  (a) Cash . . . . . . . . . . . . . .   35
                  (b) CBS Stock. . . . . . . . . . . .   37
              3.  Withholding. . . . . . . . . . . . .   38

                                   (ii)
              4.  Commencement of payment. . . . . . .   38
              5.  Minimum Required Distributions . . .   38
              6.  Inclusion of numbered units and
                    accounts . . . . . . . . . . . . .   39
              7.  Unclaimed benefit payment. . . . . .   39
              8.  Incapacitated recipients . . . . . .   39
          G.  Loans to Participants. . . . . . . . . .   39
              1.  Governing rules. . . . . . . . . . .   39
              2.  Collateral . . . . . . . . . . . . .   40
              3.  Deduction of loan proceeds . . . . .   41
              4.  Interest rate(s) . . . . . . . . . .   41
              5.  Repayment. . . . . . . . . . . . . .   41
              6.  Default; Collection of unpaid amount . 42
              7.  Loan requests. . . . . . . . . . . .   42
              8.  Reinvestment of repayments . . . . .   43
              9.  Qualified domestic relations order(s). 43
              10. Payment to beneficiaries/alternate
                  payees . . . . . . . . . . . . . . .   43
          H.  Direct Rollover Distributions. . . . . .   43

 VII.  THE COMMITTEE . . . . . . . . . . . . . . . . .   45
          A.  Appointment and removal; Investment
              managers . . . . . . . . . . . . . . . .   45
          B.  Additional members; Successors . . . . .   45
          C.  Majority decision. . . . . . . . . . . .   45
          D.  Powers and duties of additional and
              successor members. . . . . . . . . . . .   46
          E.  Absence of requirement for security. . .   46

VIII.  ADMINISTRATION. . . . . . . . . . . . . . . . .   46
          A.  Committee as "administrator" . . . . . .   46
          B.  Retention of auditors, accountants, legal
              counsel. . . . . . . . . . . . . . . . .   46
          C.  Allocation and delegation of authority .   47
          D.  Compensation . . . . . . . . . . . . . .   47
          E.  Communications, forms. . . . . . . . . .   47
          F.  Determinations; Discretion, non-
              discrimination . . . . . . . . . . . . .   48
          G.  Determinations, binding. . . . . . . . .   48
          H.  Claims; Procedure on denial of claims. .   48
          I.  Relations with Trustee . . . . . . . . .   49
          J.  Fiduciary duties . . . . . . . . . . . .   49
          K.  Non-assignability of benefits. . . . . .   50
          L.  Pass-through rights as to CBS Stock. . .   51
              1.  Voting . . . . . . . . . . . . . . .   51
              2.  Tender or exchange offers. . . . . .   51

    IX.   DEFINITIONS. . . . . . . . . . . . . . . . .   52
          A.  Definitions (in alphabetical order). . .   52

                                   (iii)
          B.  Construction . . . . . . . . . . . . . .   65

         X.   ADOPTION BY SUBSIDIARIES . . . . . . . .   66
          A.  Adoption - CBS consent . . . . . . . . .   66
          B.  Party to Trust Agreement . . . . . . . .   66

    XI.   AMENDMENT; TERMINATION . . . . . . . . . . .   66
          A.  Amendment by CBS . . . . . . . . . . . .   66
          B.  Termination - effect on accounts . . . .   67
          C.  Merger, consolidation, transfer. . . . .   68
              1.  CBS News Special Projects Inc. . . .   68
              2.  CBS News Special Projects Inc. . . .   69
              3.  Transfer of assets and liabilities
                  accrued under another plan . . . . .   69
          D.  Return of matching Employer contributions. 69

   XII.   LIMITATIONS. . . . . . . . . . . . . . . . .   69
          A.  Maximum annual addition. . . . . . . . .   69
          B.  "Annual addition". . . . . . . . . . . .   70
          C.  Participation in another defined contribution
              plan or in more than one defined benefit
              plan maintained by Employer; "Employer".   71
          D.  Participation in Investment Fund and CBS
              Pension Plan or other applicable defined
              benefit plan . . . . . . . . . . . . . .   71
          E.  Definitions. . . . . . . . . . . . . . .   71
              1.  Defined benefit plan fraction. . . .   71
              2.  Defined contribution plan fraction .   72
          F.  Non-applicability. . . . . . . . . . . .   72
          G.  Reduction of contributions in event of
              exceeding limitation on annual additions
              or limitation applicable to combination
              of plans . . . . . . . . . . . . . . . .   72
          H.  Reduction/freezing of benefits under
              defined benefit plan prior to making
              adjustments. . . . . . . . . . . . . . .   73
          I.  Treatment of excess arising from errors.   73

  XIII.   INTERPRETATION; CONSTRUCTION . . . . . . . .   74

   XIV.   TOP-HEAVY PLAN . . . . . . . . . . . . . . .   74
          A.  Effective date if Investment Fund determined
              to be a top-heavy plan . . . . . . . . .   74
          B.  Determination of a top-heavy plan. . . .   74
          C.  Definitions. . . . . . . . . . . . . . .   75
          D.  Requirements if Investment Fund determined
              to be a top-heavy plan . . . . . . . . .   78

                                   (iv)
    XV.   MIDWEST COMMUNICATIONS, INC. TRANSACTION . .     79
          A.  Transfer of Accounts from Midwest
              Communications, Inc. Retirement Savings
              Plan to Investment Fund. . . . . . . . .     79
              1.  Eligibility of Midwest's non-union
                  employees to participate in Investment
                  Fund; Transfer; "Transferred
                  Amount(s)"                               79
              2.  Eligibility of Midwest's union employees
                  to participate in Investment Fund;
                  Transfer; "Transferred Amount(s)". .     79
              3.  Procedures for Transferred Amounts .     79
          B.  Merger of WCCO Television, Inc. AFTRA
              401(k) Plan into Investment Fund . . . .     81
              1.  Eligibility of WCCO Television, Inc.
                  employees to participate in Investment
                  Fund; Transfer; "Transferred Amount(s)"  81
              2.  Procedures for Transferred Amounts .     81

   XVI.   MERGER OF RADFORD STUDIO CENTER INC. 401(k)
              TAX SHELTERED SAVINGS PLAN AND TRUST . .     82
              1.  Eligibility of Radford Studio Center
                  Inc. employees to participate in
                  Investment Fund; Transfer; "Transferred
                  Amount(s)" . . . . . . . . . . . . .     82
              2.  Procedures for Transferred Amounts .     83

  XVII.   SIGNATURE. . . . . . . . . . . . . . . . . .     84















                                    (v)
                       CBS EMPLOYEE INVESTMENT FUND


                  I.  THE PURPOSE OF THE PLAN; THE TRUST.

     A. The purpose of the Investment Fund, the plan embodied herein, is to provide Employees of CBS and certain of its subsidiaries who are eligible to participate therein a convenient way both to save for their retirement and to become shareholders of CBS. It is intended that at all times the Investment Fund and the related Trust will constitute a plan qualified under
Section 401(a) and exempt under Section 501(a) of the Internal Revenue Code, as amended ("the Code"), and will comply with the requirements of Section 401(k) of the Code and of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Investment Fund embodied herein constitutes an amendment to and restatement of the Investment Fund in effect on July 31, 1993. Nothing in this amendment and restatement shall have the effect of reducing any participant's rights to accrued benefits (including optional forms of benefit) under the terms of the Investment Fund in effect on July 31, 1993. With respect to periods prior to August 1, 1993, certain provisions of the Investment Fund applied solely to individuals who participated in the CBS Stock Purchase Plan prior to its termination and to former participants who were CRG employees affected by the sale of CBS Records Inc. to Sony Corporation. Such participants' or former participants' rights with respect to these provisions shall be governed by the terms of the Investment Fund in effect on July 31, 1993.

     B. As a part of the Investment Fund, and solely to aid in the proper execution thereof, CBS and the other Employers have entered into the Trust Agreement. The Trust has been created solely to aid in the proper execution of the Investment Fund and shall be availed of solely for such purpose. Each provision of the Trust Agreement shall be deemed to be a provision hereof as fully as if it were set forth herein.

     C. The Investment Fund, as amended to July 31, 1993, shall continue to be applicable to all former Employees whose employment (and participation) terminated prior to August 1, 1993, except as otherwise provided herein. The Investment Fund, as amended as of August 1, 1993 and as may be amended thereafter, shall be applicable to all Employees who are or become eligible to participate therein on or after such date. Nothing contained in the Investment Fund shall be deemed to increase the number or value of the C units credited as of July 31, 1993 to the account of any participant or any former participant whose participation terminated prior to August 1, 1993.

     D. Certain terms used herein and in the Trust Agreement are defined and set forth in alphabetical order in Paragraph A of
Article IX hereof.

                            II.  PARTICIPATION.

     A. Each person who, on August 1, 1993 or on the first day of any monthly accounting period commencing subsequent to such date,

       (1) is an Employee of one or more of the Employers and either (a) during the 12-month period preceding such date or, in the case of an Employee employed on other than a full-time basis, during any 12-month period subsequent to December 31, 1975 preceding such date has been such an Employee, or (b) is included in a group determined by the Board to be eligible to participate in the Investment Fund after employment by one or more of the Employers during such period of less than one year as the Board has determined, and during such period has continuously been such an Employee, and

       (2) has completed a year of service

    shall become eligible to participate in the Investment Fund on the first day of his earliest payroll period commencing with or within such monthly accounting period. Any participant and any Employee eligible to participate in the Investment Fund whose employment terminated or who incurs a break in service and who shall again become an Employee shall be eligible to participate in the Investment Fund on the date he is reemployed or returns from a break in service, as the case may be. Any person eligible to participate in the CBS News Special Projects Inc. Employee Investment Fund shall be excluded from participation in this Investment Fund as of the date such person becomes eligible to participate in the CBS News Special Projects Inc. Employee Investment Fund. Any person who was eligible to participate in the CBS News Special Projects Inc. Employee Investment Fund and is subsequently employed or reemployed by CBS shall be immediately eligible to participate in this Investment Fund upon such date of employment or reemployment.

       B. Each new Employee who shall become eligible to participate in the Investment Fund and who shall file with CBS his election to do so shall become a participant therein. A participant may be such by reason of his concurrent employment by two or more Employers. Any such participant shall be entitled to participate in the Investment Fund as an Employee of each such Employer. In

no event, however, shall a "leased employee," as defined in
Section 414(n) of the Internal Revenue Code, be entitled to participate in the Investment Fund.

                              III.  ACCOUNTS.

       A. CBS shall cause to be established a separate A account for each participant, and within such account a separate after-tax subaccount and a separate before-tax subaccount to account respectively for contributions to the account made on an after-tax and made on a before-tax basis, which shall be used in connection with the investment by the Trustee of specified portions (if any) of such participant's contributions in securities and other properties of every nature other than securities issued by CBS or any of its subsidiaries.

       B. CBS shall cause to be established a separate B account for each participant, and within such account a separate after-tax subaccount and a separate before-tax subaccount to account respectively for contributions to the account made on an after-tax and made on a before-tax basis, which shall be used in connection with the investment by the Trustee of specified portions (if any) of such participant's contributions in securities and other properties of every nature other than common stocks and other than securities issued by CBS or any of its subsidiaries.

       C. CBS shall cause to be established a separate C account for each participant which shall be used in connection with the investment by the Trustee of Employers' matching contributions allocated to such participant in CBS Stock.

       D. CBS shall cause to be established a separate C account for each Employer which shall be used with respect to such Employer's matching contributions and the allocation thereof to the participants who shall be Employees of such Employer.

       E. CBS shall cause to be established a separate D account for each participant, and within such account a separate after-tax subaccount and a separate before-tax subaccount to account respectively for contributions to the account made on an after-tax and made on a before-tax basis, which shall be used in connection with the investment in CBS Stock by the Trustee of specified portions (if any) of such participant's contributions.

       F. CBS shall cause to be established a separate E account for each participant, and within such account a separate after-tax subaccount and a separate before-tax subaccount to account

respectively for contributions to the account made on an after-tax and made on a before-tax basis, which shall be used in connection with the investment by the Trustee of specified portions (if any) of such participant's contributions in securities and other properties of every nature other than securities issued by CBS or any of its subsidiaries.

       G. When a tender or exchange offer or other offer to purchase CBS Stock (other than on an all-cash basis) is made, CBS shall cause to be established a separate, numerically designated C account and D account (hereinafter described as a C-# and D-# account, respectively) for each participant who shall have instructed the Trustee, pursuant to subparagraph 2 of Paragraph L of Article VIII, to tender or sell shares of CBS Stock representing C units credited to such participant's C account and D units credited to such participant's D account. Such newly established, numerically designated C and D accounts shall be used only in connection with the investment by the Trustee of the securities or other property received by the Trustee with respect to such participant's C and D units, and held by the Trustee in separate, numerically designated C and D Funds (hereafter respectively described as a C-# and D-# Fund), as a consequence of the closing of such a transaction. The C-# and the D-# account of a participant shall be respectively credited with numerically designated C and D units (hereinafter described as C-# and D-# units) representing such participant's proportional share of the C-# and D-# Funds, as initially valued and as periodically thereafter valued on a valuation date.

           IV.  EMPLOYEE CONTRIBUTIONS; CONTRIBUTION ELECTIONS;
                INVESTMENT DIRECTIONS; CONVERSION DIRECTIONS.

       Three methods of making contributions to the Investment Fund are provided: the required basic contribution and the voluntary supplemental contribution (both pursuant to contribution elections) and the periodic special contribution.

       Each contribution election of a participant with respect to the required basic contribution and the voluntary supplemental contribution shall be made on such form as CBS may from time to time prescribe and shall specify the participant's:
(i) designation of the percent of his salary to constitute the contribution amount; (ii) investment direction as to the mode of investment of such contribution and (iii) election (a) to have such contribution amount (or, with respect to the voluntary supplemental contribution, a portion thereof) treated as an "after-tax" contribution and his authorization to his Employer to withhold from his salary and pay to the Trustee the contribution

amount for conversion to unit credits in his after-tax subaccount(s) and/or (b) to have such contribution amount (or, with respect to the voluntary supplemental contribution, a portion thereof) treated as a "before-tax" contribution and his salary deferral agreement with his Employer to defer payment to him of, and to pay to the Trustee, the contribution amount for conversion to unit credits in his before-tax subaccount(s). For purposes of Section 401(k) of the Code only, all amounts designated by a participant as before-tax contributions and credited to his before-tax subaccounts shall be considered Employer contributions made pursuant to a participant's election.

    (i) The required basic contribution and the voluntary supplemental contribution:

       A. 1. As a part of, or concurrently with, his participation election, each Employee shall file with CBS a contribution election, with respect to such Employee's required basic contribution for and during those of such Employee's payroll periods for which such contribution election shall be in effect, which shall designate either 1, 1-1/2, 2, 2-1/2, or, if applicable, 3 or 4 percent of such Employee's salary from his Employer during such periods as such contribution and which shall include an election to have all of such contribution amount treated either as an after-tax or as a before-tax contribution.
At any time after filing a contribution election with respect to a required basic contribution, except as otherwise provided in Paragraph A of Article VI hereof or subparagraph 2 of Paragraph B of said Article VI, a participant may file a modification thereof either to designate a different permitted percent of his salary as his required basic contribution, or to change his election as to the after-tax or before-tax treatment of such contribution amount, or both.

          2. At the time of his participation election, or at any time thereafter (except during any period when a suspension of his contribution election for his required basic contribution is in effect), a participant whose required basic contribution is the maximum basic contribution may also file with CBS a contribution election providing for his Employer to pay to the Trustee as such Employee's voluntary supplemental contribution to the Investment Fund the percentage therein specified, which may be any whole or half number from one-half to ten, of such Employee's salary from such Employer for those of such Employee's payroll periods for which contribution elections for his required basic contribution and for a voluntary supplemental contribution shall be in effect. Notwithstanding the foregoing, in no event shall the participant's voluntary supplemental contributions when

added to the participant's required basic contributions exceed 12-1/2 percent of the Employee's salary. Any participant who has filed a contribution election for a voluntary supplemental contribution may at any time thereafter file with CBS a modification of such contribution election for his voluntary supplemental contribution as then in effect which shall provide that his Employer shall pay to the Trustee as such participant's voluntary supplemental contribution to the Investment Fund a specified percentage of such participant's salary from such Employer different from the percentage provided in such participant's voluntary supplemental contribution contribution election as then in effect. The percentage specified in such a modification shall be any whole or half number from zero to ten. A participant, in filing a contribution election (or modification thereof) with respect to his voluntary supplemental contribution, shall designate which portion (which may be all, or none, or any percentage thereof divisible by five) of the amount of his salary so designated shall be treated as an after-tax contribution and which portion treated as a before-tax contribution, the total of such portions not to exceed 100 percent of the voluntary supplemental contribution amount.

          3. Any participant may also at any time file with CBS a suspension of such participant's contribution election for his required basic contribution as then in effect which shall provide that his Employer shall not pay to the Trustee as such participant's required basic contribution to the Investment Fund any portion of such participant's salary from such Employer.
Such a suspension of a participant's contribution election for his required basic contribution shall automatically cause a suspension of his contribution election, if any, then in effect for a voluntary supplemental contribution. Except as otherwise provided in Paragraph A of Article VI hereof or subparagraph 2 of Paragraph B of said Article VI, any such participant may at any time file a new contribution election with CBS.

       B. 1. As a part of every contribution election each Employee shall also file with CBS such Employee's direction with respect to the portion of such Employee's required basic contribution
(and voluntary supplemental contribution, if any) for each of his payroll periods for which such investment direction shall be in effect which is to be (a) converted to A units and credited to such Employee's A account, (b) converted to B units and credited to such Employee's B account, (c) converted to D units and credited to such Employee's D account and (d) converted to E units and credited to such Employee's E account. Up to 100 percent of the total of an Employee's required basic contribution and, if any, voluntary supplemental contribution may be directed

to be converted to A units, B units, D units or E units. All conversions under the Investment Fund shall be effected in accordance with the provisions of subparagraph 5 of Paragraph B of Article IX hereof.

          2. Subject to such conditions as CBS shall prescribe on a uniform basis, any participant may from time to time file with CBS a modification of such participant's investment direction as made in connection with a contribution election or elections then in effect. Such modification shall become effective on the next date (of which there shall be not fewer than two in any calendar year) which CBS shall specify for the effective date of such modifications.

       C. Each Employer shall withhold and/or defer from the payment of the salary of each participant for each payroll period with respect to which there shall be a contribution election or elections of such participant in effect the percentage of the salary of such participant specified in such election or elections and, as of and as promptly as shall be practicable after the valuation date which shall be nearest to the last day of the monthly accounting period in which such payroll period shall end, (1) such Employer shall pay to the Trustee the aggregate amount of such Employer's said withholdings and/or deferrals for the payroll periods ending in such monthly accounting period, and (2) CBS or its designee shall convert the amounts so paid to it into A units, B units, D units and E units, credit such units to the A accounts, B accounts, D accounts and E accounts of the respective participants whose contributions are so paid to it and credit such amounts to the A Fund, the B Fund, the D Fund and the E Fund, all in conformity with the respective investment directions of such participants for such payroll periods. Such credits as result from contributions elected to be made on an after-tax basis shall be credited to the after-tax subaccounts of the A, B, D and E accounts of the respective participants, and such credits as result from contributions elected to be made on a before-tax basis shall be credited to the before-tax subaccounts of the A, B, D and E accounts of the respective participants.

   (ii)   the periodic special contribution:

       A. 1. At such intervals and subject to such conditions as CBS shall prescribe on a uniform basis, each participant who at that time has in effect a contribution election for a required basic contribution shall be provided the opportunity to make a periodic special contribution, on an after-tax basis, by a cash payment to the Investment Fund.

          2. The amount of any periodic special contribution of a participant may be in such amount as such participant shall elect but not in excess of:

          (a) 140 percent of the total of all his actual contributions, if any, made by him to the Investment Fund through payroll authorizations at any time from the date he first became a participant in the Investment Fund to June 30, 1977 (which amount shall be described as a participant's "past frozen credit"), plus

          (b) the difference, if any, between (i) the total of
       (y) the aggregate amount he could have contributed to the Investment Fund as required basic contributions and voluntary supplemental contributions subsequent to
       June 30, 1977 if at all times subsequent to that date he had had in effect payroll authorizations (throughout the period ended December 31, 1983) and contribution elections (throughout the period commencing January 1, 1984) for the required basic contribution and the voluntary supplemental contribution for the maximum percentage of base salary permitted plus (z) the withdrawals made by him subsequent to June 30, 1977, and (ii) the total of all his actual contributions made as required basic contributions, voluntary supplemental contributions and periodic special contributions to the Investment Fund subsequent to June 30, 1977.

          3. At the time of making a periodic special contribution, a participant shall also file with CBS an investment direction with respect to the portion, if any, of such contribution which is to be converted to A units and credited to such participant's after-tax subaccount of his A account and with respect to the portion, if any, of such contribution which is to be converted to B units and credited to such participant's after-tax subaccount of his B account and with respect to the portion, if any, of such contribution which is to be converted to D units and credited to such participant's after-tax subaccount of his D account and with respect to the portion, if any, of such contribution which is to be converted to E units and credited to such participant's after-tax subaccount of his E account. Such proportion, if any, elected in such an investment direction shall be a percentage of 100 percent which is a whole number divisible by five.

  (iii)   limitations:

       A. Notwithstanding anything contained in the foregoing provisions of this Article IV, the following rules and

limitations shall apply to a participant's before-tax basic required contributions and, if applicable, before-tax voluntary supplemental contributions. If the Committee shall at any time determine that the spread between the then-current percentage of salary being contributed to the Investment Fund by means of before-tax contributions for (i) "highly compensated eligible Employees" and (ii) the remaining eligible Employees, is such that before-tax contributions under the Investment Fund would fail to satisfy either of the "actual deferral percentage tests" for the current plan year (assuming such percentages had been and would continue in constant effect for the entire plan year), the Committee, in its sole discretion, may unilaterally reduce, on a prospective basis, the maximum percentage of salary with respect to which such "highly compensated eligible Employees" elected to defer as before-tax contributions under the Investment Fund. The participant's salary deferral agreement incorporated in his contribution election shall be automatically adjusted, without any further action on the part of such participant or his Employer, to conform to the new limitation imposed by the Committee and unless such participant otherwise instructs the Committee in a written notice, his after-tax contribution agreement incorporated in his contribution election (if one is then in effect) also shall be automatically adjusted so as to increase the percentage of his salary which shall be contributed pursuant thereto by the amount of such automatic adjustment. The Committee, in its sole discretion, may at any time remove any limitation imposed by it under this provision and any modifications to the participant's contribution election resulting from such limitation shall automatically cease to be effective and such contribution election shall continue in effect under the terms that existed immediately prior to such modifications.

       For purposes of this Paragraph A, the following terms shall have the following meanings:

       "actual deferral percentage tests" shall mean either of the following:

    1. the "actual deferral percentage" for the group of "highly compensated eligible Employees" is not more than the "actual deferral percentage" for all other eligible
       Employees multiplied by 1.25; or

    2. the excess of the "actual deferral percentage" for the group of "highly compensated eligible Employees" over that of all other eligible Employees is not more than two percentage points, and the "actual deferral percentage"

       for the group of "highly compensated eligible Employees" is not more than the "actual deferral percentage" of all other eligible Employees multiplied by 2.0.

       "Actual deferral percentage" with respect to any group of active eligible Employees for a plan year shall mean the average of the ratios (calculated separately for each eligible Employee in the group) of

    1. the amount of before-tax contributions authorized by the eligible Employee to be paid to the Investment Fund for such plan year, to

    2. the eligible Employee's salary for such plan year.

       For purposes of determining "actual deferral percentages", any eligible Employee who is suspended from participation shall be treated as an eligible Employee.

       In the case of a "highly compensated eligible Employee" who is subject to the family aggregation requirements of
    Section 414(q)(6) of the Code, the combined "actual deferral percentage" for the family group (which is treated as one "highly compensated eligible Employee") is determined by combining the before-tax contributions that are paid to the Investment Fund on behalf of all eligible family members for such plan year. In all events, "actual deferral percentages" will be determined in accordance with all of the applicable requirements (including to the extent applicable, the plan aggregation requirements) of Section 401(k) of the Code, and the regulations issued thereunder.

       The term "highly compensated eligible Employees" include those participants who meet the definition of "highly compensated Employee" as determined under Section 414(q) of the Code and the regulations issued thereunder. The term "highly compensated Employee" includes highly compensated active Employees and highly compensated former Employees. A highly compensated active Employee means an Employee of the Employer or an affiliated company who performs services for the Employer or an affiliated company during the current plan year (the "determination year") and who, during the preceding plan year (the "look-back year"), was an Employee who (i) received compensation in excess of $75,000 (adjusted at the same time and in the same manner as under Section 415(d) of the Code), (ii) received compensation in excess of $50,000 (adjusted at the same time and in the same manner as under Section 415(d) of the Code) and was a member of the "top-paid

    group," or (iii) was an officer earning more than 50 percent of the dollar limitation under Section 415(b)(1)(A) of the Code. A "highly compensated active Employee" also includes an Employee described in the preceding sentence if (i) the term "determination year" is substituted for the term "look-back year" and the Employee was one of the 100 Employees who earned the most compensation during the determination year, or (ii) the Employee was at any time during the determination year or the look-back year a five-percent owner of the Employer as defined in Section 416(i)(1) of the Code.

       The "top-paid group" shall include all Employees who are in the top 20 percent of all Employees on the basis of compensation. For purposes of determining the number of Employees in the "top-paid group," the following Employees shall be excluded: (i) Employees who have not completed six months of service; (ii) Employees who normally work less than 17-1/2 hours per week; (iii) Employees who normally work during not more than six months during any calendar year; (iv) Employees who have not attained age 21; and (v) Employees who are nonresident aliens receiving no United States source income within the meaning of Section 861(a)(3) and Section 911(d)(2) of the Code.

       For purposes of determining the number of Employees who will be considered "officers," no more than 50 Employees (or if less, the greater of three Employees or 10 percent of the Employees), excluding those Employees who are excluded for purposes of determining the "top-paid group" under the preceding paragraph, shall be treated as officers. If, for any year, no officer has earned more than 50 percent of the dollar limitation under Section 415(b)(1)(A) of the Code, the highest paid officer of the Employer or an affiliated company shall be treated as having earned such amount.

       A "highly compensated former Employee" means an Employee who separated from service prior to the determination year, who performed no services for an Employer during the determination year, and who was a highly compensated active Employee for either such Employee's separation year or any determination year ending on or after the Employee's 55th birthday. An Employee who separated from service before January 1, 1987 will be a highly compensated former Employee only if the Employee was a five-percent owner or received compensation in excess of $50,000 during the Employee's separation year (or the year preceding such separation year) or any year ending on or after such Employee's 55th birthday

    (or the last year ending before such Employee's 55th birthday).

       If during the determination year, a highly compensated Employee is a five-percent owner or one of the 10 most highly compensated Employees on the basis of compensation paid during such determination year, then such Employee shall be subject to the family aggregation requirements of Section 414(q)(6) of the Code, and the compensation and contributions paid to or on behalf of all family members who are Employees shall be aggregated with and attributable to the highly compensated Employee. Except as otherwise provided in the Plan, family members shall include the highly compensated Employee's spouse and lineal ascendants or descendants and the spouse of such lineal ascendants or descendants.

       For purposes of determining highly compensated Employees, "compensation" shall be determined in the same manner as "annual compensation" in Article XII of the Plan, increased by before-tax contributions under a cafeteria plan (as defined in Section 125 of the Code) maintained by the Employer or an affiliated company.

       The determination of highly compensated eligible Employees may be made by the Committee on the basis of the calendar year election or the substantiation guidelines in accordance with such regulations, notices or other guidance issued under
    Section 414(q) of the Code.

       If after the close of any plan year the Committee shall determine that the Investment Fund failed to satisfy either of the "actual deferral percentage tests", the Committee may utilize any combination of the following methods to assure that the Investment Fund complies with one or both of the "actual deferral percentage tests":

    1. The "excess deferrals" and the income allocable thereto shall be distributed to the applicable "highly compensated eligible Employees" as soon as practicable after the end of such plan year, but no later than 12 months after the close of such plan year; the amount of income allocable to each affected highly compensated eligible Employee's excess deferrals shall be determined by multiplying the income for the plan year allocable to the eligible Employee's before-tax contributions (defined below) by a fraction, the numerator of which is the highly compensated eligible Employee's excess deferrals for the plan year and the denominator of which is the sum of: (A) the eligible

       Employee's account balance attributable to before-tax contributions as of the first day of the plan year, plus
       (B) the eligible Employee's before-tax contributions for the plan year. The income for the plan year allocable to each affected highly compensated eligible Employee's before-tax contributions shall be determined by subtracting the amount in the denominator of the above-described fraction from the account balance attributable to before-tax contributions determined as of the last day of the plan year. The amount of excess deferrals that may be distributed under this Paragraph A with respect to any participant for any plan year shall be reduced by the amount of any excess before-tax contributions previously distributed pursuant to Paragraph C, if any, for such plan year; or

    2. The "excess deferrals" shall be recharacterized as after-tax contributions in accordance with regulations issued under Section 401(k)(3) of the Code to the extent required to comply with either of the "actual deferral percentage tests".

       "Excess deferrals" shall mean, with respect to each "highly compensated eligible Employee", the amount equal to total before-tax contributions made on behalf of the eligible Employee (determined prior to the application of the leveling procedure described below) minus the product of the eligible Employee's "actual deferral percentage" (determined after application of the leveling procedure described below) multiplied by the eligible Employee's salary. In accordance with the regulations issued under Section 401(k) of the Code, "excess deferrals" shall be determined by a leveling procedure under which the "actual deferral percentage" of the "highly compensated eligible Employee" with the highest such percentage shall be reduced to the extent required to satisfy either of the "actual deferral percentage tests" or, if it results in a lower reduction, to the extent required to cause such "highly compensated eligible Employee's" "actual deferral percentage" to equal the "actual deferral percentage" of the "highly compensated eligible Employee" with the next highest "actual deferral percentage". This leveling procedure shall be repeated until the requirements of either of the "actual deferral percentage tests" are first satisfied. The determination and correction of excess deferrals of a highly compensated eligible Employee whose actual deferral percentage is determined under the family aggregation requirements of
    Section 401(k) and Section 414(q)(6) of the Code is accomplished by reducing the family unit's actual deferral

    percentage under the leveling procedure described in this paragraph and allocating the excess deferrals among the family group in proportion to the before-tax contributions made on behalf of each family member that are combined to determine the family unit's actual deferral percentage.

       B. Notwithstanding anything contained in the foregoing provisions of this Article IV or in the provisions of Article V, the provisions on limitations set forth in Article XII shall apply to limit Employee and Employer matching contributions in any calendar year which exceed those specified in Article XII.

       C. Notwithstanding anything contained in the foregoing provisions of this Article IV or in the provisions of Article V, in no event may the amount of an eligible Employee's before-tax contributions to the Plan, in addition to all such before-tax contributions under all other cash or deferred arrangements (as defined in Section 401(k) of the Code) in which an eligible Employee participates, exceed $7,000 (adjusted for increases in the cost-of-living under Section 402(g) of the Code) in any calendar year. If in any calendar year an eligible Employee's total before-tax contributions under the Investment Fund, in addition to all such salary reduction contributions under all other qualified cash or deferred arrangements (as defined in Section 401(k) of the Code) maintained by the Employer or an affiliated company in which the eligible Employee participates, exceed $7,000 (as adjusted), the excess before-tax contributions (before-tax contributions in excess of $7,000 (as adjusted)) together with earnings thereon shall be distributed to the eligible Employee as soon as practicable after the Committee determines that the excess before-tax contribution was made, but no later than April 15 of the calendar year following the calendar year in which the excess before-tax contribution was made. If an eligible Employee participates in another cash or deferred arrangement which is not maintained by an Employer or an affiliated company in any calendar year and his total before-tax contributions under the Investment Fund and such other plan exceed $7,000 (as adjusted) in a calendar year, he may request to receive a distribution of the amount of the excess before-tax contributions (a deferral in excess of $7,000 (as adjusted)) that is attributable to before-tax contributions in the Investment Fund together with earnings thereon, notwithstanding any limitations on distributions contained in the Investment Fund. Such distribution shall be made by the April 15 following the plan year of the excess before-tax contributions provided that the eligible Employee notifies the Committee of the amount of the excess before-tax contributions that is attributable to before-tax contributions to the Investment Fund and requests such

a distribution. The eligible Employee's notice must be received by the Committee no later than the March 1 following the plan year of the excess before-tax contributions. In the absence of such notice, the amount of such excess before-tax contributions attributable to before-tax contributions to the Investment Fund shall be subject to all requirements on withdrawals and distributions in the Investment Fund. The amount of excess before-tax contributions that may be distributed under this Paragraph C with respect to any eligible Employee for any calendar year shall be reduced by the amount of any excess deferrals previously distributed pursuant to Paragraph A of this
Article IV, if any, for such year. The amount of earnings allocable to each affected Employee's excess before-tax contributions shall be determined by multiplying the income for the plan year allocable to the Employee's before-tax contributions by a fraction, the numerator of which is the Employee's excess before-tax contributions for the calendar year, and the denominator of which is the sum of: (A) the Employee's account balance attributable to before-tax contributions as of the first day of the calendar year, plus (B) the Employee's before-tax contributions for the calendar year. The earnings for the calendar year allocable to each affected Employee's before-tax contributions shall be determined by subtracting the amount in the denominator of the above-described fraction from the account balance attributable to before-tax contributions determined as of the last day of the calendar year.

       D. Notwithstanding anything contained in the foregoing provisions of this Article IV or in the provisions of Article V, the following rules and limitations shall apply to a participant's after-tax basic required contributions, after-tax voluntary supplemental contributions, Employers' matching contributions, and, if applicable, after-tax periodic special contributions. If the Committee shall at any time determine that the spread between the Employers' matching contributions and the then current percentage of salary being contributed to the Investment Fund by means of after-tax contributions for (1) "highly compensated eligible Employees" of the Employers, and (2) the remaining eligible Employees is such that Employers' matching contributions and after-tax contributions under the Investment Fund would fail to satisfy either of the "actual contribution percentage tests" or the "multiple use test" for the current plan year (assuming such percentages had been and would continue in constant effect for the plan year), the Committee, in its sole discretion, may unilaterally reduce, on a prospective basis, the maximum percentage of salary with respect to which "highly compensated eligible Employees" elected to contribute as after-tax contributions under the Investment Fund. The

participant's after-tax contribution agreement incorporated in his contribution election shall be automatically adjusted, without any further action on the part of such participant or his Employer, to conform to the new limitation imposed by the Committee. The Committee, in its sole discretion, may at any time remove any limitation imposed by it under this provision and any modifications to the participant's contribution election resulting from such limitation shall automatically cease to be effective and such contribution election shall continue in effect under the terms that existed immediately prior to such modifications.

       For purposes of this Paragraph D, the following terms shall have the following meanings:

       "Actual contribution percentage test" shall mean either of the following:

    1. The "actual contribution percentage" for the group of "highly compensated eligible Employees" is not more than the "actual contribution percentage" for all other eligible Employees multiplied by 1.25; or

    2. The excess of the "actual contribution percentage" for the group of "highly compensated eligible Employees" over that of all other eligible Employees is not more than two percentage points, and the "actual contribution percentage" for the group of "highly compensated eligible Employees" is not more than the "actual contribution percentage" of all other eligible Employees multiplied by 2.0.

    "Actual contribution percentage" with respect to any specified group of active eligible Employees for a plan year shall mean the average of the ratios (calculated separately for each eligible Employee in the group) of:

    1. the amount of Employers' matching contributions and after-tax contributions, plus the amount of any before-tax contributions recharacterized pursuant to Article IV, the amount of any before-tax contributions treated as Employers' matching contributions for purposes of the "actual contribution percentage test", contributed to the Investment Fund on behalf of each such eligible Employee for such plan year, to

    2. the eligible Employee's salary for such plan year.

       For purposes of determining "actual contribution percentages", any eligible Employee who is suspended from participation shall be treated as an eligible Employee. In the case of a "highly compensated eligible Employee" who is subject to the family aggregation requirements of Section 414(q)(6) of the Code, the combined "actual contribution percentage" for the family group (which is treated as one "highly compensated eligible Employee") is determined by combining the matching contributions, after-tax contributions, recharacterized before-tax contributions, and before-tax contributions used as Employers' matching contributions for purposes of the "actual contribution percentage test" that are paid to the Investment Fund on behalf of all eligible family members for such plan year. In all events, "actual contribution percentages" will be determined in accordance with all of the applicable requirements (including to the extent applicable, the plan aggregation requirements) of
    Section 401(m) of the Code and the regulations issued thereunder.

       The term "highly compensated eligible Employee" shall have the same meaning as in Article IV, Paragraph A.

       The term "multiple use test" shall mean the rules prohibiting the multiple use of the alternative limitation described in Section 401(k)(3)(A)(ii)(II) and Section 401(m)(2)(A)(ii) of the Code, and the provisions of Treas. Reg. Section 1.401(m)-2(b) and any further guidance issued thereunder.

       If after the close of any plan year the Committee shall determine that the Investment Fund failed to satisfy either of the "actual contribution percentage tests", the Committee may utilize any combination of the following methods to assure that the Investment Fund complies with one or more of the "actual contribution percentage tests":

    1. The "excess aggregate contributions" made with respect to "highly compensated eligible Employees" with respect to such plan year, and any income allocable thereto, determined in accordance with regulations issued under
       Section 401(m) of the Code, shall be distributed to the applicable "highly compensated eligible Employees" in an amount equal to each such Employee's after-tax contributions (including recharacterized before-tax contribution) as soon as practicable after the end of such plan year, but no later than 12 months after the close of such plan year.

    2. If the Investment Fund fails to satisfy either of the "actual contribution percentage tests" following the distribution of after-tax contributions and income described under (1) above, the remaining "excess aggregate contributions" made on behalf of "highly compensated eligible Employees" with respect to such plan year, and the income allocable thereto, determined in accordance with regulations under Section 401(m) of the Code shall be distributed to the applicable "highly compensated eligible Employees" as soon as practicable after the end of such plan year, but no later than 12 months after the close of such plan year.

    3. Before-tax contributions may be treated as Employer matching contributions solely for the purposes of satisfying either of the "actual contribution percentage tests".

       "Excess aggregate contributions" shall mean with respect to each "highly compensated eligible Employee," the amount equal to the total Employer matching contributions made on his behalf and his after-tax contributions (including the amount of any before-tax contributions recharacterized pursuant to
    Article IV) determined prior to the application of the leveling procedure described below minus the product of the eligible Employee's contribution percentage, determined after the application of the leveling procedure described below, multiplied by the eligible Employee's compensation. Under the leveling procedure, the contribution percentage of the "highly compensated eligible Employee" with the highest such percentage is reduced to the extent required to enable the Plan to satisfy either of the "actual contribution percentage tests", or it results in a lower reduction, to the extent required to cause such eligible Employee's contribution percentage to equal that of the "highly compensated eligible Employee" with the next highest contribution percentage. This leveling procedure is repeated until the Plan complies with either of the "actual contribution percentage tests". In no case shall the amount of "excess aggregate contributions" with respect to any "highly compensated eligible Employee" exceed the after-tax contributions and Employer matching contributions made on behalf of such eligible Employee in any plan year.

       E. Notwithstanding anything to the contrary in this Article IV, Employer matching contributions, before-tax contributions and after-tax contributions may not be made to this Investment Fund in violation of the "multiple use test." If such multiple use

occurs, the actual contribution percentages for all "highly compensated eligible Employees" (determined after applying the "actual deferral percentage" and "actual contribution percentage" tests) shall be reduced in accordance with Treas. Reg. Section 1.401(m)-2(c) and any further guidance issued thereunder in order to prevent such multiple use of the alternative limitation.

       F. Notwithstanding anything in the Investment Fund to the contrary, if the rate of the Employers' matching contributions (determined after application of the corrective mechanisms described in Paragraph A, Paragraph C and Paragraph D) discriminates in favor of "highly compensated eligible Employees," the Employer matching contribution attributable to any excess deferrals, excess before-tax contributions of each affected "highly compensated eligible Employee" shall be charged to the participant's C account and credited to his Employer's C account so that the rate of Employer matching contributions is nondiscriminatory. Any such charges shall be made no later than the end of the plan year following the plan year for which the Employer's matching contribution was made.

   (iv)   conversion directions:

       Subject to such conditions as CBS shall prescribe on a uniform basis, any participant may from time to time file with CBS a direction (i) to the effect that, as of and as promptly as shall be practicable after the valuation date nearest to the next date
(of which there shall be not fewer than two in any calendar year) which CBS shall specify for the purpose, CBS or its designee shall charge to such participant's A account, D account or E account all or the portion specified in such direction of the A units, D units or E units credited to such account immediately prior to such valuation date, shall convert the value of such A units, D units or E units so charged to B units and shall credit such B units to such participant's B account or (ii) to the effect that, as of and as promptly as shall be practicable after such valuation date, CBS or its designee shall charge to such participant's B account, D account or E account all or the portion specified in such direction of the B units, D units or E units credited to such account immediately prior to such valuation date, shall convert the value of such B units, D units or E units so charged to A units and shall credit such A units to such participant's A account or (iii) to the effect that, as of and as promptly as shall be practicable after such valuation date, CBS or its designee shall charge to such participant's A account, B account or E account all or the portion specified in such direction of the A units, B units or E units credited to such account immediately prior to such valuation date, shall

convert the value of such A units, B units or E units so charged to D units and shall credit such D units to such participant's D account, or (iv) to the effect that, as of and as promptly as shall be practicable after such valuation date, CBS or its designee shall charge to such participant's A account, B account or D account all or the portion specified in such direction of the A units, B units or D units credited to such account immediately prior to such valuation date, shall convert the value of such A units, B units or D units so charged to E units and shall credit such E units to such participant's E account, and CBS or its designee shall so effect such charges, conversions and credits and shall also effect corresponding credits and charges of the values of such units to the A Fund, the B Fund, the D Fund or the E Fund. Following such charges, conversions and credits, the units whose value have been thus converted shall retain the after-tax or before-tax character which was attributable to the units immediately prior to the conversion.

                  V.  EMPLOYERS' MATCHING CONTRIBUTIONS.

       Except as otherwise provided in the last sentence of this
Article V, as of and as promptly as shall be practicable after each valuation date, (a) each Employer shall pay to the Trustee, as such Employer's matching contribution, the amount which, together with the value of the C units credited to such Employer's C account as of such valuation date (prior to effecting the credits thereto as of such valuation date provided for in subparagraph 1 of Paragraph B of Article VI hereof and subparagraph 3 of Paragraph C of said Article VI), will enable CBS or its designee to effect the credits hereinafter in this
Article V referred to in the C accounts of those participants whose required basic contributions shall be or shall have been paid to the Trustee by such Employer as of such valuation date, and (b) CBS or its designee shall convert the amount of such Employer's matching contribution so paid to it to C units, credit such C units to such Employer's C account, credit to the C account of each of said participants the number of C units the value of which shall be equal to 100 percent of such participant's required basic contribution so paid to the Trustee, charge to such Employer's C account all of the C units so credited to the C accounts of said participants and credit the amount of such Employer's matching contribution to the C Fund. Notwithstanding the foregoing provisions of this Article V, no Employer shall make a matching contribution as of any valuation date in excess of whichever shall be greater of the amount of such Employer's earnings and profits for such Employer's taxable year in which such valuation date shall occur or the amount of such Employer's earnings and profits as of the end of such

taxable year, prior, in either case, to any charge for such contribution; if and to the extent that any Employer shall not be able to make such a matching contribution because it shall have insufficient such earnings and profits, the other Employers shall, in such proportions as CBS shall determine and subject to the same limitations based upon their earnings and profits, make such matching contribution on behalf of such first-mentioned Employer. With respect to a participant whose required basic contribution is the maximum permitted amount of 2-1/2 percent of his or her salary and for whom the numerical total of his or her attained years of age plus the full years of his or her continuous employment period equals 55 or greater, the Employer's matching contribution to be credited to such participant's C account shall be increased to be of a value equal to (i) 120 percent of his or her required basic contribution if the participant has not attained age 50 or (ii) 160 percent of his or her required basic contribution if the participant has attained age 50. Such increased rate of Employer's matching contribution shall become effective as of and as promptly as shall be practicable after the valuation date following January 1 of the year in which a participant shall satisfy the one or several requirements for entitlement thereto, but shall be made only if the total of the participant's required basic contribution election and voluntary supplemental contribution election as then in effect, as a percentage of the participant's salary, equals or exceeds such increased rate. The manner for payment, conversion, charging and crediting of Employer's matching contributions at such increased rates shall be identical to that provided in the first sentence of this Article, and the making thereof shall not be deemed to contravene the final sentence of this paragraph. No Employer matching contributions shall be made with respect to voluntary supplemental contributions or periodic special contributions of a participant.

       Subject to such conditions as CBS shall prescribe on a uniform basis, a participant who has attained age 55 may thereafter from time to time, but not more than twice, file with CBS a direction to the effect that, as of and as promptly as shall be practicable after the valuation date nearest to the next date (of which there shall be not fewer than two in any calendar year) which CBS shall specify for the purpose, CBS or its designee shall charge to such participant's C account all, or the portion designated by the participant, of the vested C units credited to such account immediately prior to such valuation date, shall convert the value of such vested C units so charged to B units and shall credit such B units to such participant's B account in a separate before-tax subaccount therein to be designated the participant's "converted C/B unit subaccount". A participant shall not have

the right to withdraw any of the amounts credited to such a subaccount prior to the termination of his or her employment (and participation), and the limited conversion privilege herein provided is separate and distinct from the "C unit conversion election" relating to the payment of a termination benefit which is set forth in subparagraph 3 of Paragraph E of Article VI of the Investment Fund.


              VI.  TERMINATION OF PARTICIPATION; WITHDRAWALS;
                   DETERMINATION AND PAYMENT OF BENEFITS.

       A. Nothing contained herein shall require any Employer to continue any participant in its employ, or require any participant to continue in the employ of any Employer, or require any Employer to continue to pay compensation to any participant during a leave of absence, or require any Employer to pay compensation to any participant during a leave of absence at the same rate as prior to the commencement thereof. Except as otherwise provided in the next sentence of this Paragraph A, if the employment of any participant by an Employer shall terminate for any reason whatever, including his death, his participation in the Investment Fund shall terminate as of the date of such termination of employment. In any event, (a) if, concurrently with the termination of the employment of a participant by any of the Employers, such participant shall become an employee of a non-Fund subsidiary, or (b) if a participant shall either (i) be transferred to a group of employees not determined by the Board to be eligible to participate in the Investment Fund or
(ii) become an employee whose principal terms and conditions of employment are subject to the terms of a collective bargaining agreement which does not provide for eligibility for participation in the Investment Fund, his participation in the Investment Fund shall not terminate until the business day on which he shall no longer be an Employee of any of the Employers or an employee of any non-Fund subsidiary and he shall be deemed to have suspended his contribution election as then in effect for those of his consecutive payroll periods which shall be co-extensive with the period during which he shall be an employee of a non-Fund subsidiary or any employee included in such an ineligible group or an employee whose principal employment terms and conditions are subject to such a collective bargaining agreement, as the case may be, and such contribution election shall not be subject to renewal during such payroll periods.

       B. 1. Prior to any valuation date, a participant may file with CBS a request to have paid to him as of such valuation date the amount equal to whichever shall be the lesser of (a) the

amount specified in, or computed in accordance with, such request or (b) the amount equal to the sum of the value as of such valuation date of the A units then credited to such participant's after-tax subaccount of his A account, the B units then credited so such participant's after-tax subaccount of his B account, the D units then credited to such participant's after-tax subaccount of his D account, and the E units then credited to such participant's after-tax subaccount of his E account. Such request shall specify the extent, if any, to which after-tax subaccount A units, after-tax subaccount B units, after-tax subaccount D units and after-tax subaccount E units shall respectively be charged to such participant's A account, B account, D account and E account to effect such withdrawal. CBS or its designee shall, as of and as promptly as shall be practicable after such valuation date, effect the charges so specified to such accounts, effect corresponding charges of the value of such units to the A Fund, the B Fund, the D Fund and the E Fund and make such payment to such participant. After a participant has attained age 59-1/2, the foregoing provisions limiting the right of withdrawal to the value only of the A and/or B and/or D and/or E units in his after-tax subaccounts shall lapse, and the withdrawal may be requested and effected of amounts which include the value of the A and/or B and/or D and/or E units in his before-tax as well as in his after-tax subaccounts then credited to such participant's accounts, subject however to the limitation of Section B.2 below.

          2. If any participant shall effect a withdrawal of his required basic contributions as of a valuation date which shall be less than five full years subsequent to the valuation date (if any) as of which he shall last have effected a withdrawal of his required basic contributions, such withdrawal shall be deemed to be a suspension of all of such participant's contribution election as then in effect for those of his consecutive payroll periods the last of which shall be the last payroll period ending within the twelfth monthly accounting period commencing subsequent to such first-mentioned valuation date, and such contribution election shall not be subject to renewal during such payroll periods.

          3. Prior to his attainment of age 59-1/2, a participant who has already withdrawn the maximum amount allowable under this
Article VI may, in accordance with the foregoing procedures, request a withdrawal, to meet a bona fide financial emergency, of amounts which include all or a portion of credits then credited as units in his A and/or B and/or D and/or E accounts in the before-tax subaccounts thereof. In considering and making determinations upon such hardship requests, the Committee will

act on the basis of positive evidence which the participant will be required to furnish, and will make its determinations on a uniform and nondiscriminatory basis. Consent for such hardship withdrawals will be granted if and only to the extent that the Committee determines that (i) the distribution is necessary in light of immediate and heavy financial needs of the participant,
(ii) the distribution will not exceed the amount required to meet such financial needs, and (iii) funds to meet such financial needs are not reasonably available from other resources of the participant. Such determination shall be made in accordance with the following guidelines:

       (a) Demonstration of Need. The participant must establish an immediate and heavy financial need for a withdrawal of funds pursuant to this section. The Committee shall determine, in a nondiscriminatory manner and in accordance with the provisions of Section 401(k) of the Code, whether a participant has a financial hardship. For this purpose, the term "financial hardship" shall be determined in accordance with the regulations issued pursuant to Section 401(k) of the Code and any other notices or rulings of general applicability issued under Section 401(k) of the Code and, to the extent permitted by such regulations, shall be limited to any financial need arising from: (1) medical expenses previously incurred or expenses necessary to obtain medical care not covered by insurance and arising from serious illness, accident or total disability of the participant or any member of his family, (2) expenses relating to the payment of tuition for the next 12 months of post-secondary education of a participant, his spouse or dependent, (3) the expenses (excluding mortgage payments) required for the purchase of a primary residence for the participant, (4) expenses relating to the need to prevent the eviction of the participant from his principal residence or foreclosure on the mortgage of the participant's principal residence, or (5) expenses arising from circumstances of sufficient severity that a participant is confronted by present or impending financial ruin or his family is clearly endangered by present or impending want or deprivation.

       (b) Amount of Hardship Withdrawal. The amount of any withdrawal by a participant under subsection (a) above shall not exceed the amount required to meet the immediate financial need created by the hardship. In no event may the amount of any withdrawal exceed the lesser of: (1) the total value of the participant's before-tax contributions determined as of December 31, 1988 (taking into account earnings and losses attributable to such amounts), plus the total amount of the

    participant's before-tax contributions that are made after December 31, 1988, or (2) the value of all before-tax contributions made to the Plan (taking into account earnings and losses attributable to such amounts).

       (c) Availability of Other Resources. In order to make a withdrawal under this paragraph, the participant must establish that he cannot relieve the financial hardship with assets that are reasonably available to the participant from other resources of the participant. For this purpose, the Committee may reasonably rely upon a participant's representation that the financial hardship cannot be relieved through: (i) reimbursement or compensation by insurance or otherwise, (ii) reasonable liquidation of the participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need, (iii) cessation of before-tax contributions and after-tax contributions under the Investment Fund, or (iv) nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer or by borrowing from commercial sources on reasonable commercial terms (except to the extent any such borrowing would fail to alleviate the hardship or the repayment of such borrowing would cause a financial hardship). A participant's resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the participant. In the absence of such representations, a participant shall be deemed to have no other resources reasonably available if: (i) the participant has obtained all withdrawals, distributions and loans currently available to the participant under the Investment Fund and all other plans maintained by the Employer or an affiliated company (except to the extent any such borrowing would fail to alleviate the hardship or the repayment of such borrowing would cause a financial hardship); (ii) the participant agrees to cease all before-tax contributions and after-tax contributions under the Investment Fund as well as all similar contributions to all other plans maintained by the Employer or an affiliated company for a period of at least 12 months from the date of the hardship withdrawal; and (iii) the amount of the participant's before-tax contributions under the Investment Fund and under all plans maintained by the Employer or an affiliated company for the year following the year of the withdrawal are limited to the applicable limit under Section 402(g) of the Code for such year minus the participant's before-tax contributions for the year of the hardship withdrawal.

       C. 1.  Except as otherwise provided in Paragraph E of this

Article VI, each participant whose employment (and participation) shall terminate at any time for any reason whatever shall be entitled to receive as a termination benefit the amount equal to the value on the valuation date immediately following or coincident with his termination date of the A units credited to his A account, of the B units credited to his B account, of the D units credited to his D account and of the E units credited to his E account, all as of such termination date.

          2.  Except as otherwise provided in Paragraph E of this
Article VI, each participant whose employment (and participation) shall terminate either (a) for any reason on or subsequent to his 65th birthday or (b) at any time by reason of his death or his disability or (c) at any time prior to his 65th birthday when his continuous employment period shall be three or more years, shall be entitled to receive as a termination benefit the amount equal to the value on the valuation date immediately following or coincident with his termination date of the C units credited to his C account as of such termination date.

          3.  Except as otherwise provided in Paragraph E of this
Article VI, each participant whose employment (and participation) shall terminate, other than by reason of his death or his disability, at any time prior to his 65th birthday when his continuous employment period shall be less than three years, shall be entitled to receive as a termination benefit the amount equal to the value on the valuation date immediately following or coincident with his termination date of the vested C units credited to his C account as of such termination date. CBS or its designee shall, as of and as promptly as shall be practicable after such valuation date, charge to such former participant's C account and credit to his Employer's C account the unvested C units credited to such former participant's C account as of such termination date; provided, however, that if such participant returns to employment before incurring a one-year break in service, he shall be entitled to repay to the Investment Fund the amount of his termination benefit attributable to his C account if such repayment is made prior to the second anniversary of his resumption of employment. In that event, such participant shall have credited to his C account the unvested C units which were credited to his account as of his prior termination date and the Employer's C account shall be charged in an identical amount.

          4. If a participant whose employment terminated and who received a termination benefit is reemployed and repays the full amount of his termination benefit to the Investment Fund prior to incurring five consecutive one-year breaks-in-service, there shall be restored to the A account, B account, D account, E

account and C account of such participant the number of A units, B units, D units, E units and C units, respectively, that have a value as of the valuation date immediately following or coincident with the date of such repayment equal to the value of the number of units that had been credited to each such account as of the date of such termination of employment.

          5. All references to "C units", "D units", "C accounts" and "D accounts" above in this Paragraph C shall be deemed to include any and all C-# units, D-# units, C-# accounts and D-# accounts which may be in existence at the relevant time or times.

       D. Upon the termination of a participant's employment (and participation) at any time for any reason whatever, and upon the termination of a participant's employment (but not his participation) under the circumstances referred to in the third sentence of Paragraph A of this Article VI, his Employer shall repay to such former participant (or, in the event of his death, to his executors or administrators) or to such participant any amounts withheld or deferred from his salary, pursuant to a contribution election in effect prior to such termination, with respect to payroll periods ending in the monthly accounting period in which his termination date shall occur, or his employment shall terminate under said circumstances, as the case may be.

       E. 1. (a) Any participant may file with CBS an election to have his termination benefit (other than a termination benefit payable by reason of his death) paid in a single payment or in a series of monthly or annual installments over a period not exceeding the lesser of 20 years or the life expectancy of such participant or the life expectancy of such participant and any individual designated as a beneficiary by such participant, provided that if the beneficiary is not the spouse of the participant, the present value of the installments payable to the participant shall at least equal 50 percent of the present value of the total installments payable to the participant and his beneficiary. Such single payment or the first such installment payment shall be made at the time specified in such election but not later than April 1 of the calendar year following the later of the calendar year in which such participant attains age
70-1/2, or the year in which such participant retires. If a participant is receiving his termination benefit in a series of installments and dies before his entire interest has been distributed to him, the balance of his termination benefit shall continue to be paid in such installments or, if his beneficiary so elects, in a single payment.

              (b) Any participant may file with CBS an election to have a termination benefit payable by reason of his death paid in a single payment to be paid to his beneficiary at the time specified in such election but not later than five years after the date of his death or in a series of monthly or annual installments to an individual designated as his beneficiary over a period not exceeding the lesser of 20 years or the life expectancy of such beneficiary and beginning at the time specified in such election but not later than one year after the date of his death (or if the participant's beneficiary is his surviving spouse, the date on which the participant would have attained age 70-1/2).

              (c) Any participant may also, not less than 30 days prior to his termination date, modify or revoke any distribution election theretofore made by him. If any participant shall not have a distribution election in effect on his termination date, his termination benefit shall, subject to the provisions of a stock election of such former participant then in effect, be paid to him (or in the event of his death, to his beneficiaries) in a single payment, provided, that if the value on the valuation date coincident with or immediately following such termination date of the A units credited to his A account as of such termination date, of the B units credited to his B account as of such termination date, of the D units credited to his D account as of such termination date, of the E units credited to his E account as of such termination date, and of the C units credited to his C account as of such termination date shall exceed $3,500, his termination benefit shall not be immediately distributed without his consent. If any participant does not consent to such a distribution, the termination benefit will not be paid until the earliest of his attainment of age 70-1/2, his consent to a distribution, or his death. Upon the earliest of such dates, his entire termination benefit shall be paid to him or his beneficiary in accordance with the participant's distribution election. The value of his termination benefit shall be determined as of the earliest to occur of the valuation date coincident with or (i) immediately following his attainment of age 70-1/2, or (ii) immediately following the receipt by CBS on or prior to the 15th day of the month of his consent to an immediate distribution, or (iii) immediately following his death.

          2. (a) A distribution election shall be set forth in a written notice given to the Committee and, if made, such notice shall be given during the 90-day period before the date the payment of his termination benefit shall commence, which period shall be extended, if necessary, to include at least the 90 days after the date the information referred to in section (b) of this

subparagraph 2 shall have been given to such participant; provided, however, that if such participant shall have given notice less than 90 days before the date on which the payment of his termination benefit shall commence of his intent to terminate employment, such election period shall end on the later of such date or the 14th day after the date on which such notice shall have been given, which period shall be extended, if necessary, to include at least 15 days after the information referred to in section (b) of this subparagraph 2 shall have been given to such participant. Elections hereunder shall be revocable during such election period.

              (b) Within seven days after the commencement of such election period, or, if earlier, nine months prior to a participant's attainment of age 55, such participant shall be furnished with a notice written in non-technical terms of the availability of the distribution election.

          3. Any participant may, in accordance with the provisions of section (a) of subparagraph 2 of this Paragraph E, file with CBS an election to have that portion of his termination benefit consisting of the value of the D units credited to his D account and/or the value of the vested C units credited to his C account paid to him (or, in the event of his death, to his beneficiaries), to the extent possible, in shares of CBS Stock in lieu of in cash ("a stock election"), or, alternatively, to have such value of such D units (a "D unit conversion election") and/or of such vested C units (a "C unit conversion election") converted as of his termination date to units in his A and/or B and/or E account(s) as he may designate. (In the case of a C unit conversion election, such value shall be converted to units in said participant's before-tax subaccount(s); in the case of a D unit conversion election, that portion of such value representing the before-tax subaccount in said participant's D account shall be converted to units in his before-tax subaccount(s) and that portion of such value representing the after-tax subaccount in his D account shall be converted to units in his after-tax subaccount(s).) Any participant may also, in accordance with such provisions of said section (a), revoke any such election theretofore made by him.

          4. Notwithstanding any other provisions of Paragraph E of this Article VI, if a participant is married, any designation of a beneficiary other than the participant's spouse shall be given effect only if such spouse consents in writing to such designation and such consent acknowledges that such spouse is thereby waiving in favor of such other beneficiary the right to receive the amount payable hereunder upon the death of the

participant and such consent is witnessed by a notary public. The preceding sentence shall not apply to a designation by a participant who establishes to the satisfaction of the Committee that his spouse cannot be located. No designation of a beneficiary made before a participant is married shall be given effect after the participant becomes married.

       F. 1. If any former participant shall have in effect a distribution election referred to in section (b) of subparagraph 1 of Paragraph E of this Article VI, or if any former participant shall have in effect a distribution election referred to in section (a) of said subparagraph 1 and shall die prior to the payment of his termination benefit in full:

          (a) As of and as promptly as shall be practicable after the valuation date immediately following or coincident with such former participant's termination date (if such distribution election shall be one referred to in said section (b)) or the valuation date immediately following or coincident with the date of such former participant's death (if such distribution election shall be one referred to in said section (a) and such participant shall die prior to the payment of his entire termination benefit in full), as the case may be:

              (i) CBS or its designee shall determine the value of the A units credited to such former participant's A account as of such termination date or as of the date of the death of such former participant, as the case may be, the value of the B units credited to such former participant's B account as of such date and the value of the E units credited to such former participant's E account as of such date, and, if a stock election, a D unit conversion or a C unit conversion election of such former participant shall not be in effect, also the value of the D units and the vested C units credited to such former participant's D account and C account, respectively, as of such date.

              (ii) CBS or its designee shall charge such units (whether A units and/or B units and/or D units and/or E units and/or vested C units) to such respective accounts and charge the respective values thereof to the A Fund and/or the B Fund and/or the D Fund and/or the E Fund and/or the C Fund, as the case may be.

             (iii) If such distribution election shall be one referred to in said section (a) or said section (b), the Trustee shall pay to such former participant or his beneficiaries, as the case may be, the amounts so charged to the A Fund and/or the B Fund and/or the D Fund and/or the E Fund and/or the C Fund.


          (b) If a stock election of such former participant shall be in effect, as of and as promptly as shall be practicable after the applicable valuation date referred to in section (a) of this subparagraph 1:

              (i) The Trustee shall distribute to such former participant or his beneficiaries, as the case may be, the largest possible number of full shares of CBS Stock, registered in the name of such former participant or his beneficiaries, the value of which shall be equal to or less than the value of the D units and the vested C units credited to the D account and C account, respectively, of such former participant as of his termination date or as of the date of the death of such former participant, as the case may be.

              (ii) CBS or its designee shall charge the D units and the vested C units the value of which is so distributed to the D account and the C account, respectively, of such former participant and charge the value thereof to the D Fund and the C Fund, respectively.

             (iii) The Trustee shall pay to such former participant or his beneficiaries, as the case may be, the amount equal to the value of the D units and the vested C units credited to the D account and the C account of such former participant as of such date and not so charged to such D account or C account and charge such amount to the D Fund or the C Fund, as the case may be.

          2. If any former participant shall have in effect a distribution election referred to in section (a) of subparagraph 1 of Paragraph E of this Article VI:

          (a) As of and as promptly as shall be practicable after the valuation date immediately following or coincident with such former participant's termination date

       or the filing by such participant of the aforementioned distribution election, whichever shall be the later, and
       (I) if such distribution election shall be one requiring monthly installments, as of and as promptly as shall be practicable after each subsequent valuation date or
       (II) if such distribution election shall be one requiring annual installments, as of and as promptly as shall be practicable after each subsequent valuation occurring during the same calendar month as such first-mentioned valuation date, and in either case, to and including the valuation date as of which such former participant's termination benefit shall have been paid in full, or to and including the valuation date immediately following the date of such former participant's death (if such former participant shall die prior to the payment of his termination benefit in full), as the case may be:

              (i) CBS or its designee shall determine the value of the A units then credited to such former participant's A account and the B units then credited to such former participant's B account and the E units then credited to such former participant's E account, and, if a stock election or a D unit or C unit conversion election of such former participant shall be in effect, also the value of the D units and the vested C units then credited to such former participant's D account and C account, respectively.

              (ii)    The Trustee shall pay to such former
          participant or his beneficiaries, as the case may be, that fraction of the respective amounts determined pursuant to the provisions of subsection (i) of this section (a) the numerator of which shall be one and the denominator of which shall be the total number of installments specified to be paid in the distribution election of such former participant minus the number of such installments paid as of valuation dates prior to the valuation date first referred to in this section (a).

             (iii) CBS or its designee shall charge to the A account of such former participant and to the B account of such former participant and to the E account of such former participant, and, if a stock election or a D unit or C unit conversion election of such former participant shall not be in effect, also to the D account and C account of such former participant, the fraction determined pursuant to the

       provisions of subsection (ii) of this section (a) of the respective numbers of the A units and the B units and the E units, and, if such stock election or a D unit or C unit conversion election shall not be in effect, also any D units and vested C units credited to such accounts as of the valuation date first referred to in this section (a) and make corresponding charges to the A Fund and/or the B Fund and/or the E Fund and/or the D Fund and/or the C Fund.

          (b) If a stock election of such former participant shall be in effect as of and as promptly as shall be practicable after the valuation date first referred to in section (a) of this subparagraph 2, and (I) if such former participant's distribution election shall be one requiring monthly installments, as of and as promptly as shall be practicable after each subsequent valuation date, or
       (II) if such distribution election shall be one requiring annual installments, as of and as promptly as shall be practicable after each subsequent valuation date occurring during the same calendar month as such first-mentioned valuation date, and, in either case to and including the valuation date as of which such former participant's termination benefit shall have been paid in full, or to and including the valuation date next preceding the date of such former participant's death (if such former participant shall die prior to the payment of his termination benefit in full), as the case may be:

              (i) The Trustee shall distribute to such former participant or his beneficiaries, as the case may be, the largest possible number of full shares of CBS Stock, registered in the name of such former participant or his beneficiaries, as the case may be, the value of which shall be equal to or less than the value of the fraction determined pursuant to the provisions of subsection (ii) of section (a) of this subparagraph 2 of the D units and the vested C units credited to the D account and the C account of such former participant as of such valuation date.

              (ii) CBS or its designee shall charge the D units and the vested C units the value of which is so distributed to the D account and the C account of such former participant and charge the value thereof to the D Fund and the C Fund, respectively.

             (iii)    If said distribution election is one

          referred to in said section (a), concurrently with the last distribution of CBS Stock to such former participant or his beneficiaries, as the case may be, the Trustee shall pay to him or them the amount equal to the value as of the valuation date as of which such distribution is made of the D units and the vested C units credited to the D account and the C account of such former participant as of such valuation date and not theretofore charged thereto and CBS or its designee shall charge such D units and C units to such D account and C account and charge such amount to the D Fund and the C Fund, respectively.

          3. All payments made by the Trustee to any former participant (and/or his beneficiaries) pursuant to the foregoing provisions of this Paragraph F shall be subject to such withholding and to such other deductions as shall at the time of such payment be required by reason of any income tax or other law, whether of the United States or of any other jurisdiction, and, in the case of payments to beneficiaries of former participants, the delivery to the Trustee of all appropriate tax waivers and other documents.

          4. Notwithstanding anything contained herein to the contrary, the payment of any benefits to any former participant (and/or his beneficiaries) shall commence, unless such former participant (and/or his beneficiaries) shall elect otherwise hereunder, not later than the 60th day after the close of the calendar year in which occurs his 65th birthday or his retirement in a calendar year thereafter, whichever shall last occur.

          5. Notwithstanding anything contained herein to the contrary, if a participant shall attain age 70-1/2 on or after January 1, 1988, whether or not such participant continues as an Employee, such participant shall commence receiving minimum required distributions in accordance with the requirements of
Section 401(a)(9) of the Code and the regulations and other guidance thereunder. If such participant fails to request a withdrawal in accordance with the otherwise applicable provisions of Article VI, he shall receive minimum distributions for each year beginning no later than April 1 of the calendar year following the year in which he attains age 70-1/2 and by each December 31 thereafter based on the participant's life expectancy determined without recalculation. Such minimum required distributions shall continue to be made until the participant's entire interest has been paid. In all events, distributions will comply with the incidental death benefits requirements of Section 401(a)(9)(G) of the Code and the regulations issued thereunder.

          6. To the extent practicable, the foregoing provisions of this Paragraph F pertinent to the valuation, charging and distributions with respect to the D units of a participant shall be applicable to the D-# units credited to a D-# account of a participant, and those with respect to the vested C units of a participant shall be applicable to the vested C-# units credited to a C-# account of a participant, at the time in question, and if the application of such provisions shall not be practicable in any given circumstances, the Committee shall make or direct to be made an equitable and reasonable determination of the matter.

          7. Any benefits payable to a participant or beneficiary which are not claimed for a period of five years from the date of entitlement, as determined by the Committee and following a diligent effort to locate such participant or beneficiary, shall with the approval of the Committee be charged to such former participant's or beneficiary's accounts and credited to his Employer's C account; provided, however, that if a claim for such forfeited benefits is made by the participant or beneficiary, all such amounts shall be reinstated to the accounts of the participant or beneficiary.

          8. If the Committee shall determine that a participant, terminated participant, or any other person entitled to a benefit under the Investment Fund (the "Recipient") is unable to care for his affairs because of illness, accident, or mental or physical incapacity, or because the Recipient is a minor, the Committee may direct that any benefit payment due the Recipient be paid to his duly appointed legal representative; or if no such representative is appointed, to the Recipient's spouse, child, parent, or other blood relative, or to a person with whom the Recipient resides or who has incurred expense on behalf of the Recipient. Any such payment so made shall be a complete discharge of the liabilities of the Investment Fund with respect to the Recipient.

       G. 1. The Committee, as defined in Article VIIA, may determine to make a loan to any participant who then qualifies as an Employee under Article IX, Paragraph A, subparagraph 26, or is otherwise a "party in interest" with respect to the Investment Fund under Section 3(14) of ERISA. The total amount of each loan will be subject to the following rules:

          (a) The loan must be for a minimum of $1,000. Loans above the minimum amount may be made only in multiples of $100.

          (b) The maximum amount of the loan will be limited to the lesser of:

               (i)    $50,000 (reduced by the highest
          outstanding balance of any loan from the Investment
          Fund during the one-year period ending on the date before the date such loan is made), or

              (ii) one-half of the market value of the vested portions of all the participant's separate accounts on the date that such loan was made.

          (c) A participant may have only two outstanding loans at any one time and may not have more than one loan per calendar year. One of the outstanding loans must be for a primary residence.

          2. Any loan to a participant shall be secured by the pledge of all the participant's right, title and interest in the vested portion of the participant's accounts in the Investment Fund, provided, however, that in no event shall more than 50 percent of the vested portion of the participant's account, determined at the time the loan is made, be pledged as collateral for the loan. Such pledge shall be evidenced by the execution of a promissory note by the participant, which promissory note shall provide that, in the event of any default by the participant on a loan repayment, the Committee shall be authorized (to the extent permitted by law) to deduct the amount of the loan outstanding and any unpaid interest due thereon from the participant's wages or salary to be thereafter paid by the Employer, and to take any and all other actions necessary and appropriate to enforce collection of the unpaid loan.

          3. There shall be deducted from the accounts of a participant to whom a loan is made an amount having a value equal to the principal amount of the loan. The proceeds of any loan shall be charged against the accounts of the borrowing participant according to the order in which items (i) and (ii) are presented, as the amounts described in each successive paragraph are exhausted: (i) before-tax subaccounts; and (ii) after-tax subaccounts. The loan proceeds shall be deducted from the various investment funds in which the participant's accounts are invested in accordance with directions received from the participant and subject to rules prescribed by the Committee.

          4. The rate of interest charged on any loan to a participant shall be a reasonable rate of interest determined by the Committee taking into consideration interest rates being

charged under generally prevailing market conditions. The Committee shall not discriminate among participants in the matter of interest rates, but loans granted at different times may bear different interest rates if, in the opinion of the Committee, the difference in rates is justified by a change in general economic conditions.

          5. Loans shall be repaid in accordance with the following procedures:

          (a) Any loan to a participant shall be repaid within five years of the date on which the loan is made (or upon the participant's termination of employment with Employer, if earlier), except that in the case of a loan to a participant that is used to acquire a principal residence of the participant, such loan may be repaid over a longer period of time, not to exceed 15 years, as determined by the Committee. Repayments of principal and interest on any loan shall be made by substantially level payments (not less frequently than quarterly) by payroll deduction and shall be applied to reduce the principal as well as the accrued interest of the loan.

          (b) The Committee shall have the sole responsibility for assuring that a participant timely makes all loan repayments. Each loan repayment shall be paid to the Investment Fund, and shall be accompanied by written instructions from the Committee that: (1) identify the participant on whose behalf the loan repayment is being made; and (2) specify the separate accounts of the participant to which the loan repayment should be credited and the investment of the loan repayment in accordance with the investment procedures of Article IV.

          (c) A participant may prepay the entire outstanding loan balance with respect to the loan at any time without penalty.

          (d) The Committee may implement a reasonable loan set-up charge for all loans.

          6. In the event of a default by a participant on a loan repayment, all remaining payments on the loan shall be immediately due and payable. In the case of any participant who is not entitled to a distribution under Article VI, the Committee shall, to the extent permitted by law, deduct the total amount of the loan outstanding and any unpaid interest due thereon from the wages or salary payable to the participant by the Employer in

accordance with the participant's promissory note. In addition, the Committee shall take any and all other actions necessary and appropriate to enforce collection of the unpaid loan, although foreclosure on the note and attachment of security shall not occur until a distributable event occurs under the Investment Fund with respect to before-tax contributions. In the case of any participant or beneficiary who is entitled to a distribution or withdrawal under Article VI, the Committee shall deduct the total amount of the loan outstanding and any unpaid interest due thereon from the amounts to be distributed from the participant's separate accounts under the Investment Fund in order to satisfy the amount due.

          7. A request by a participant for a loan shall be made in writing to the Committee [and shall specify the amount of the loan and the separate accounts of the participant from which the loan should be made]. The terms and conditions on which the Committee shall approve loans shall be applied on a uniform and reasonably equivalent basis with respect to all participants. If a participant's request for a loan is approved by the Committee, the Committee shall cause the loan to be made in a lump sum payment of cash to the participant.

          8. All loan repayments by the participant shall be credited to such separate accounts and reinvested in accordance with the Employee's investment directions pursuant to Article IV, Paragraph (B).

          9. Notwithstanding the foregoing, no loan shall be made to a participant during the period in which the Committee is making a determination of whether a domestic relations order affecting the participant's account is a qualified domestic relations order, within the meaning of Section 414(p) of the Code. Further, if the Committee is in receipt of a qualified domestic relations order with respect to any participant's accounts, it may prohibit such participant from obtaining a loan until the alternate payee's rights under such order are satisfied.

           10. In the event that a payment is required to be made to a beneficiary upon the death of a participant or an alternate payee pursuant to a qualified domestic relations order, within the meaning of Section 414(p) of the Code, while the participant whose account is the subject of such order has a loan outstanding, the Committee, in its discretion, may direct that the participant's promissory note be transferred to the beneficiary or the alternate payee, as applicable.

       H. 1. At the written request of a distributee (which shall mean a participant, a surviving spouse of a participant, or a spouse or former spouse of a participant that is an alternative payee under a qualified domestic relations order), and upon receipt of the written consent of the Committee, the Trustee shall effectuate a direct rollover distribution of the amount requested by the distributee, in accordance with Section 401(a)(31) of the Code, to an eligible retirement plan (as defined in Section 402(c)(8)(B) of the Code). Such amount may constitute all or part of any distribution otherwise to be made hereunder to the distributee, provided that such distribution constitutes an "eligible rollover distribution," as defined in
Section 402(c) of the Code and the regulations and other guidance issued thereunder. All direct rollover distributions shall be made in accordance with the following subparagraphs 2 through 6. For purposes of this Paragraph H, the following terms have the following meanings:

       (a) The term "eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or for a specified period of 10 years or more; or any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; or any distribution to the extent such distribution is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

       (b) The term "eligible retirement plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
    Section 408(b) of the Code, or a qualified trust described in
    Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          2. A direct rollover distribution shall only be made to one eligible retirement plan; a distributee may not elect to have a direct rollover distribution apportioned between or among more than one eligible retirement plan.

          3.  Direct rollover distributions shall be made in cash in

the form of a check made out to the trustee of the eligible retirement plan, in accordance with procedures established by the Committee, plus shares of CBS Stock otherwise distributable hereunder to the distributee, which shares shall be registered in a manner necessary to effectuate a direct rollover under Section 401(a)(31) of the Code.

          4. Amounts distributable to after-tax Employee contributions shall be distributed directly to the distributee and may not be distributed in a direct rollover distribution.

          5. No direct rollover distribution shall be made unless the distributee furnishes the Committee with such information as the Committee shall require, including but not limited to: the name of the recipient eligible retirement plan, a representation from a representative of the recipient plan that it is an eligible retirement plan, and any account number or other identifying information.

          6. If a distributee's distribution is otherwise to be paid in the form of installment payments, the distributee must make a separate direct rollover distribution request with respect to each calendar year during which installment payments are made.

                           VII.  THE COMMITTEE.

       A. There shall at all times be at least three individuals, any or all of whom may be participants, acting as a Committee hereunder to administer the Investment Fund. Any Committee member may at any time resign by giving written notice of such resignation to CBS, to the other Committee member or Committee members, if any, then acting hereunder and to the Trustee; any such resignation shall become effective immediately upon the delivery of such notice to CBS. CBS may at any time remove any or all of the Committee members then acting hereunder by giving written notice of such removal to all of the Committee members then acting hereunder and to the Trustee; any such removal shall become effective immediately upon the delivery of such notice to the Committee member so removed. The Committee (or its duly authorized designees) may at any time or from time to time appoint one or more investment managers, each of which shall in its sole discretion direct the Trustee in the investment or reinvestment of all or part of the Trust Fund under the Trust Agreement as designated by such Committee (or its duly authorized designees).

       B. CBS may, at any time and from time to time, and, if there shall at any time be less than three Committee members acting

hereunder, CBS shall, designate one or more individuals to act as an additional or successor Committee member or additional or successor Committee members by giving written notice of such designation to the Committee member or members, if any, then acting hereunder, to each such designee and to the Trustee.

       C. In the event of any disagreement among the Committee members at any time acting hereunder and authorized to act with respect to any matter, the decision of a majority of such Committee members authorized to act upon such matter shall be controlling and shall be binding and conclusive upon all persons, including, without in any manner limiting the generality of the foregoing, the Employers, the other Committee member or Committee members, the Trustee, all persons at any time in the employ of any of the Employers and the participants, the former participants and their respective beneficiaries, and upon the respective successors, assigns, executors and administrators of all of the foregoing.

       D. Each additional and each successor Committee member at any time acting hereunder shall have all of the rights and powers
(including discretionary rights and powers) and all of the privileges and immunities hereby conferred upon the original
Committee members, and all of the duties and obligations so imposed upon the original Committee members.

       E. No Committee member at any time acting hereunder shall be required to give any bond or other security for the faithful performance of his duties as such Committee member.

                          VIII.  ADMINISTRATION.

       A. The Committee shall be the "administrator" of the Investment Fund within the meaning of Section 3(16)(A) of the Act and shall have the power to administer and construe the Investment Fund, determine questions of fact and law arising under the Investment Fund, direct disbursements by the Trustee and exercise the other rights and powers specified herein.

       B. CBS and the Committee may each retain auditors, accountants and legal counsel selected by it, and CBS and the Committee may each retain such other persons as it deems appropriate in connection with administering the Investment Fund. Any Committee member may himself act in any such capacity, and any such auditors, accountants and legal counsel may be persons acting in a similar capacity for any Employer and may be Employees of any Employer. To the extent permitted by law, the opinion of any such auditor, accountant or legal counsel shall be

full and complete authority and protection in respect of any action taken, suffered or omitted by the Committee in good faith and in accordance with such opinion.

       C. The Committee members may allocate responsibility among themselves, and the Committee may designate other persons to carry out its fiduciary responsibilities under the Investment Fund, and, without in any manner limiting the generality of the foregoing, may, by a written instrument, (1) designate each or any of the Committee members and/or any other person or persons, severally or jointly, to execute, on behalf of the Committee, all documents and other instruments proper, necessary or desirable in order to effectuate the purposes of the Investment Fund and
(2) revoke or change any such designation theretofore made. Any Committee member, acting by himself, may similarly revoke any such designation theretofore made. Any third party may rely upon the continued effectiveness of any such designation until such third party shall have notice of the change or revocation thereof.

       D. Each Committee member who shall not be an Employee shall be entitled to receive, as compensation for his services hereunder, such fees as he and CBS may from time to time agree. CBS shall pay such compensation and shall also pay (and/or reimburse the Committee for) the reasonable expenses incurred by it in the administration of the Investment Fund, including the fees and compensation of the persons referred to in Paragraphs A and B of this Article VIII.

       E. To the extent that the Employers and/or the Committee shall prescribe forms for use by the participants, the former participants and their respective beneficiaries in communicating with any Employer, the Committee or the Trustee, the Committee shall establish periods during which communications may be received or shall designate representatives to whom communications shall be delivered, and the Employer, the Committee and the Trustee shall respectively be protected in disregarding any notice or communication for which a form shall so have been prescribed and which shall not be made in such form, and any notice or communication for the receipt of which a period shall so have been established and which shall not be received during such period, and any notice or communication for the receipt of which a representative shall have been designated and which shall not be received by such representative. Each Employer, the Committee and the Trustee shall respectively also be protected in acting upon any notice or other communication purporting to be signed by any person and reasonably believed to be genuine and accurate.

       F. To the extent permitted by law, all determinations hereunder by an Employer or the Committee shall be made in the sole and absolute discretion of such Employer or of the Committee, as the case may be. Neither any Employer nor the Committee, in making any determination, or in taking any action, in connection with the administration of the Investment Fund, shall discriminate in favor of Employees who are officers or shareholders of any Employer or persons whose principal duties consist of supervising the work of other Employees or persons who are highly compensated Employees.

       G. Subject to the applicable provisions of paragraph H of this Article VIII, in the event that any disputed matter shall arise hereunder, including, without in any manner limiting the generality of the foregoing, any matter relating to the eligibility of any person to participate in the Investment Fund, the participation of any person therein, the amounts payable to any person hereunder and the applicability and interpretation of the provisions hereof, the decision of the Committee upon such matter shall be binding and conclusive upon all persons, including, without in any manner limiting the generality of the foregoing, the Employers, the Trustee, all persons at any time in the employ of any of the Employers and the participants, the former participants and their respective beneficiaries, and upon the respective successors, assigns, executors and administrators of all of the foregoing.

       H. All claims for benefits under the Investment Fund by a participant or his beneficiary shall be made in writing to a person designated by the Committee for such purpose. If the designated person receiving a claim for benefits believes that the claim should be denied, he shall notify the claimant in writing of the denial of the claim within 90 days after his receipt thereof unless he shall prior to the end of such 90-day period notify the claimant of any special circumstances requiring an extension of time, not to exceed an additional 90-day period, to respond to such claim and the date by which it is expected a decision will be rendered. Such notice shall (1) set forth the specific reason or reasons for the denial, making reference to the pertinent provisions of the Investment Fund or of Investment Fund documents on which the denial is based, (2) describe any additional material or information that must be received before the claim request may be reconsidered and explain the reason why such material or information, if any, is needed and (3) inform the claimant of his right pursuant to this Paragraph H to request review of the decision by the Committee. A claimant who believes that he has submitted all available and relevant information may appeal the denial of a claim to the Committee by submitting a

written request for review to the Committee within 60 days after the date on which such denial is received. Such period may be extended by the Committee for good cause shown. The person making the request for review may examine pertinent Investment Fund documents and the request for review may discuss any issues relevant to the claim. The Committee shall decide whether or not to grant the claim within 60 days after receipt of the request for review, but this period may be extended by the Committee for up to an additional 60 days in special circumstances. The Committee's decision shall be in writing, shall include specific reasons for the decision and shall refer to pertinent provisions of the Investment Fund or of Investment Fund documents on which the decision is based.

       I. Notwithstanding anything in the Trust Agreement to the contrary, the Board of Directors of CBS shall have the sole power to (1) appoint the Trustee, (2) remove any Trustee then acting hereunder by giving written notice of such removal to such Trustee, to the other Employers and to the Committee and (3) approve or disapprove the accounting by a retiring Trustee referred to in the Trust Agreement. The Trustee shall have sole responsibility for the Trust Fund, except as may otherwise be designated by the Board of Directors of CBS in accordance with law.

       J. Each fiduciary under the Investment Fund shall discharge his duties with respect to the Investment Fund solely in the interests of the participants and their beneficiaries with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. No fiduciary under the Investment Fund shall be liable for an act or omission of another person in carrying out any fiduciary responsibility where such fiduciary responsibility is allocated to such other person by the Investment Fund or pursuant to a procedure established in the Investment Fund except as otherwise provided in Section 405 of the Act. CBS hereby indemnifies each member of the Committee, each officer, and each Employee of the Employers against any liabilities or expenses, including attorneys' fees, reasonably incurred by him in connection with any actual or threatened legal action to which he might become a party by reason of being a fiduciary with respect to the Investment Fund except to the extent that he shall be adjudged in such action to be liable for gross negligence or willful misconduct in the performance of his duties as a fiduciary. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Investment Fund.

       K. The sole interest of each participant, each former participant and each beneficiary of a participant or former participant hereunder shall be to receive the benefits provided for herein as and when the same shall become due and payable in accordance with the terms hereof, and neither any participant nor any former participant nor any beneficiary of a participant or former participant shall have any right, title or interest in or to the Trust Fund or to any other monies or other properties at any time held by or receivable by the Trustee. The right of any participant or any former participant and of any beneficiary of any participant or former participant to receive or have applied to his use any payment becoming due hereunder shall not be subject to alienation or assignment, and, if any such participant or former participant or beneficiary shall attempt to assign, transfer or otherwise dispose of any such right, or if any such right shall be subjected to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process, it shall, if and to the extent that the Committee shall so determine, pass and be transferred to such one or more as may be appointed by the Committee from among the beneficiaries of such participant or former participant and the spouse and blood relatives of such participant, former participant or beneficiary, and in such proportions as the Committee shall determine.

          Nothing contained in the foregoing paragraph shall prohibit the payment of benefits to an 'alternate payee' pursuant to a 'qualified domestic relations order,' as said quoted terms are defined in, and in accordance with, Section 206(d) of the Act. Distributions pursuant to a 'qualified domestic relations order' may be made prior to the participant's attainment of 'earliest retirement age.' The Committee is authorized and directed to develop procedures for the administration of 'qualified domestic relations orders' including procedures authorizing a suspension of activity in a participant's account pending a final determination as to whether such an order will be submitted for review by the Committee and whether any such submitted order is qualified.

       L. 1. All CBS Stock (including fractional shares) representing D units credited to a participant's D account and/or C units credited to a participant's C account as of the valuation date preceding by the shortest practicable interval a record date established generally for fixing the right of holders of CBS Stock to vote shall be voted by the Trustee in accordance with instructions from such participant. CBS shall provide participants with notices and proxy or information statements when voting rights are to be exercised, the content of which must

be generally the same as that provided to record holders of CBS Stock. Fractional shares shall be voted by the Trustee on a combined basis, so as to reflect the instructions of the participants with respect to such shares. The Trustee shall vote all CBS Stock for which it has not received participants' instructions, including all CBS Stock held by it as of such record date but which is not as of that date allocated to participants' accounts, in the same manner as a majority of the CBS Stock representing all of the D units and C units, together, credited to the D accounts and C accounts of participants who have submitted voting instructions is voted.

          2. In the event that a tender or exchange offer or other offer to purchase CBS Stock is made by an individual or entity for all or a portion of the outstanding CBS Stock or the CBS
Stock held in the Trust Fund, the Trustee shall not tender or sell any CBS Stock held by it in the D Fund or the C Fund except upon specific written instructions from each participant directing that the CBS Stock representing D units credited to the participant's D account and/or C units credited to the participant's C account be so tendered or sold. CBS shall provide participants with notices and information with respect to any such offer in a timely fashion so as to permit each participant an opportunity to submit instructions to the Trustee with respect to his tendering or not tendering the CBS Stock representing such D units and/or C units credited to such participant's D account and/or C account.

                             IX.  DEFINITIONS.

       A. As used herein and in the Trust Agreement, the following terms shall have the following respective meanings:

       1. "A account", as used with respect to a participant, shall mean the separate account which is required to be established with respect to such participant as provided in Paragraph A of Article III hereof.

       2. "Account", as used with respect to a participant, shall mean each of his A account, his B account, his D account, his E account and his C account, including any loans made to the participant under Article VI, Paragraph G, the funds of which are attributable to such accounts, and, as used with respect to an Employer, shall mean its C account.

       2B.     "Act" shall mean the Employee Retirement Income
    Security Act of 1974, as it may be amended from time to time.

       2C.     "Affiliated company" shall mean a member with CBS of
    a controlled group of corporations within the meaning of
    Section 1563(a) of the Internal Revenue Code (the "Code"), determined without regard to Sections 1563(a)(4) and (e)(3)(C) of the Code, or a member with CBS of a group of trades or businesses (whether or not incorporated) under common control as determined by the Secretary of the Treasury pursuant to Regulations issued under Section 414(c) of the Code.

       2D. "After-tax subaccount", as used with respect to a participant, shall mean the subaccount established within such participant's A, B, D and E accounts, respectively, to account for contributions thereto made as after-tax contributions.

       3. "A Fund" shall mean the separate fund established pursuant to the provisions of the Trust Agreement.

       3B.     "Anniversary year".  The anniversary year of any
    Employee shall be each 12-month period commencing on the first day of the calendar month in which his employment commences.

       4.  "A unit" shall mean a unit in the A Fund.

       5. "B account", as used with respect to a participant, shall mean the separate account which is required to be established with respect to such participant as provided in Paragraph B of Article III hereof.

       5B.     "Before-tax subaccount", as used with respect to a
    participant, shall mean the subaccount established within such participant's A, B, D and E accounts, respectively, to account for contributions thereto made as before-tax contributions.

       6. "Beneficiaries", as used with respect to a participant or a former participant, shall mean the surviving spouse of such participant or, if such participant has no spouse or if the spouse of such participant shall have consented thereto in a writing acknowledging that such spouse is thereby waiving in favor of such other beneficiaries the right to receive the amount payable hereunder upon the death of such participant, and such consent is witnessed by a notary public, the person or persons designated by such participant or former participant to receive any payments provided for in Paragraph F of Article VI hereof, and, if and to the extent that such a designation shall not be in force at the time of such payment, his spouse, or if he has no spouse, his executors or administrators.

       7. "B Fund" shall mean the separate fund established pursuant to the provisions of the Trust Agreement.

       8. "Board" shall mean both the Board of Directors of CBS and any committee which shall be designated by said Board of Directors from among its members and which shall have the authority of said Board of Directors with respect to the Investment Fund and the Trust.

       8B.     "Break in service", as used with respect to an
    Employee, shall mean any anniversary year in which he completes less than 501 hours of service.

           Solely for purposes of determining whether a break in service has occurred, if an Employee is absent from work by reason of her pregnancy, the birth of a child of the Employee, or the placement of a child with the Employee in connection with the adoption of such child by the Employee or for purposes of caring for such child for a period beginning immediately following such birth or placement, the Employee shall be credited with the hours of service which otherwise would normally have been credited to the Employee but for such absence, but in no event less than eight hours of service per day of such absence and more than 501 hours with respect to any one such pregnancy, birth or placement. Such hours of service shall be credited to the calendar year in which the absence from work begins only if the effect of so doing would be to prevent the occurrence of a break in service in such calendar year, and in any other case to the immediately following calendar year.

       9.  "B unit" shall mean a unit in the B Fund.

       10. "Business day" shall mean a day which is not a Saturday, a Sunday or a legal holiday.

       11. "C account", as used with respect to a participant, shall mean the separate account which is required to be established with respect to such participant as provided in Paragraphs C and (except as such term is used in Article V) E of Article III hereof, and, as used with respect to an Employer, shall mean the separate account which the Trustee is required to establish with respect to such Employer as provided in Paragraph D of said Article III.

       12.     "CBS" shall mean CBS Inc.

       13.     "CBS fiscal year" shall mean the period of 12

    consecutive monthly accounting periods used by CBS in the maintenance of its accounts.

       14. "CBS Pension Plan" shall mean the pension plan adopted by CBS on December 16, 1942, as amended prior to December 26, 1968, and the pension plan adopted by CBS stockholders on April 20, 1960, as amended prior to December 26, 1968, as said pension plans were further amended and combined, effective December 26, 1968, as in effect at the time with respect to which said term is used.

       15. "CBS Stock" shall mean the common stock of CBS, $2.50 par value, or any other common stock which CBS is authorized to issue at the time with respect to which such term is used.

       16. "C Fund" shall mean the separate fund established pursuant to the provisions of the Trust Agreement and (except as such term is used in Article V) shall include any and all C-# Funds.

       17. "Code" shall mean the Internal Revenue Code of 1954 as in effect at the time with respect to which such term is used.

       18. "Committee" shall mean the administrative committee provided for in Paragraph A of Article VII hereof.

       19. "Continuous employment period", as used with respect to a participant, shall mean such participant's total years of service.

       19B. "Contribution" shall mean, unless the context shall otherwise clearly require, each of (a) a participant's contribution in any category, (b) an Employer contribution and
    (c) an Employer's matching contribution. In particular, a participant's "required basic contribution" shall mean that contribution described in subparagraph 1 of Paragraph A of Part (i) of Article IV hereof; a participant's "voluntary supplemental contribution" shall mean that contribution described in subparagraph 2 of Paragraph A of Part (i) of
    Article IV hereof; and a participant's "periodic special contribution" shall mean that contribution described in Part (ii) of Article IV hereof.

       20. "Contribution election", as used with respect to a participant and with respect to any time, shall mean such participant's election referred to in Article IV hereof.

       21. "Conversion direction", as used with respect to a participant and with respect to any time, shall mean such participant's conversion direction referred to in Part (iv) of
    Article IV hereof, as modified prior to the time with respect to which such term is used.

       22. "C unit" shall mean a unit in the C Fund and (except as such term is used in Article V) shall include any and all C-# units.

       22B. "C unit conversion election", as used with respect to a participant, shall mean such participant's election referred to in subparagraph 3 of Paragraph E of Article VI hereof.

       22C. "D account", as used with respect to a participant, shall mean the separate account which is required to be established with respect to such participant as provided in Paragraph E of Article III hereof.

       22D. "D Fund" shall mean the separate fund established pursuant to the provisions of the Trust Agreement and shall include any and all D-# Funds.

       22E. "Disability" shall mean a state of physical or mental incapacity of a participant such that, in the opinion of the Committee based upon a certificate from a physician or physicians satisfactory to the Committee, such participant, by reason of injury, illness or disease, is unable to fulfill the requirements of his position as an Employee of his Employer.

       22F. "Distribution election", as used with respect to a participant, shall mean such participant's election referred to in subparagraph 1 of Paragraph E of Article VI hereof or a determination of the Committee not inconsistent with law in lieu thereof.

       23. "D unit" shall mean a unit in the D Fund and shall include any and all D-# units.

       24. "D unit conversion election", as used with respect to a participant, shall mean such participant's election referred to in subparagraph 3 of Paragraph E of Article VI hereof.

       25. "E account", as used with respect to a participant, shall mean the separate account which is required to be established with respect to such participant as provided in Paragraph F of Article III hereof.

       25B. "Earnings and profits" shall have the same meaning as when used in Section 316(a) of the Code.

       25C. "E Fund" shall mean the separate fund established pursuant to the provisions of the Trust Agreement.

       26. "Employee" shall mean a person who (a) is principally employed in the United States and/or is a citizen of the United States, (b) is not included in a group determined by the Board not to be eligible for participation in the Investment Fund and (c) is either (i) employed by one or more of the Employers as an executive or an office employee or as an employee in a classification of hourly employees specified by the Board whose terms and conditions of employment are not subject to the provisions of a collective bargaining agreement and who (in any such category of employment) is a participant under the CBS Pension Plan or would have been such but for his failure to meet the age requirements thereof or (ii) employed by one or more of the Employers as an employee whose principal terms and conditions of employment are subject to the provisions of a collective bargaining agreement which provides for eligibility for participation in the Investment Fund or
    (iii) employed by one or more of the Employers in a group determined by the Board to be eligible for participation in the Investment Fund. "Employee" shall also mean a person
    (i) who is employed by any foreign subsidiary of CBS to which U.S. Social Security coverage has been extended by an agreement entered into by CBS under Section 3121(1) of the Internal Revenue Code, (ii) as to whom no contributions under any other funded plan of deferred compensation are being provided by any other person with respect to the remuneration paid to such individual by the foreign subsidiary and
    (iii) who is a citizen of the United States; for the purposes of the Investment Fund only, CBS shall be deemed to be the Employer of such Employees, provided, however, that "Employee" shall not include "leased employees" as defined in
    Section 414(n) of the Code.

       27. "Employer" shall mean each of (a) CBS, (b) each subsidiary which executes the Trust Agreement as of June 29, 1969 and (c) each subsidiary which adopts the Investment Fund and becomes a party to the Trust Agreement as provided in Paragraphs A and B of Article X hereof.

       27B.    "Employer contributions", as used with respect to
    a participant, shall mean those contributions made to such participant's A account and/or B account and/or D account and/or E account on a before-tax basis pursuant to a salary

    deferral agreement with his Employer forming part of his contribution election as in effect from time to time.

       28. "Employer's matching contribution" shall mean a payment made to the Trustee by an Employer as provided in
    Article V hereof.

       28B. "E unit" shall mean a unit in the E Fund.

       28C. "Fiduciary" shall mean any person to the extent that he (a) exercises any discretionary authority or discretionary control respecting management of the Investment Fund or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Investment Fund, or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Investment Fund.

       29. "Former participant" shall mean a person whose participation in the Investment Fund shall have terminated as provided in Paragraph A of Article VI hereof.

       30. "Fund" shall mean each of the A Fund, the B Fund, the D Fund, the E Fund and the C Fund.

       30B. "Hour of service", as used with respect to any person employed in regularly scheduled part-time employment, shall mean each hour for which he shall be directly or indirectly paid or entitled to payment

           (a) for services he performs for CBS; or,

    except as expressly provided in the Investment Fund, solely for purposes of determining eligibility to participate therein and the extent to which his C units shall have vested, and subject to the provisions of this Section 30A,

           (b) for services he performs for any affiliated company, or any predecessor corporation of CBS, or corporation merged, consolidated, or liquidated into CBS or its predecessor, or a corporation substantially all of the assets of which were acquired by CBS to the extent the Board of Directors of CBS so directs consistent with Regulations issued by the Secretary of the Treasury.

           With respect to every person employed on a full-time

    basis, 190 hours of service shall be credited for each calendar month in which he has actually performed at least one hour of service.

           In addition to the foregoing, the following provisions shall apply, where appropriate, to the computation of hours of service. Any Employee may be credited with hours of service for each calendar month in which he has a leave of absence of at least one calendar day. Any Employee may be credited with years of service for any period for which back pay, irrespective of mitigation of damages, may be awarded or agreed to by CBS or an affiliated company, in which event such hours of service shall be credited to each anniversary year to which each such award pertains. An Employee shall be credited with hours of service for any period for which he is directly or indirectly paid or entitled to payment by CBS or any affiliated company for reasons (such as vacations, sickness or disability) other than for his performance of services, and such hours of service and the computation period or periods to which such hours shall be credited shall be determined in accordance with Section 2530.200b-2 of the Regulations prescribed by the Secretary of Labor. Notwithstanding any other provision of the Investment Fund, in no event shall any person be credited with hours of service for any period prior to January 1, 1976 during which he was employed on other than a full-time basis.

       31. "Investment direction", as used with respect to a participant and with respect to any time, shall mean such participant's direction referred to in subparagraph 1 of Paragraph B of Part (i) or in subparagraph 3 of Paragraph A of Part (ii) of Article IV hereof, as modified prior to the time with respect to which such term is used.

       32. "Investment Fund" shall mean the plan embodied herein.

       32B. "Investment manager" shall mean a fiduciary appointed by the Board of Directors of CBS who (a) has the authority to direct the investment and reinvestment of all or any part of the Trust Fund under the Trust Agreement; (b) is registered as an investment adviser under the Investment Advisers Act of 1940, is a bank as defined in the Investment Advisers Act of 1940 or is an insurance company qualified to perform services described in clause (a) above under the laws of more than one state; and (c) has acknowledged in writing that it is a fiduciary with respect to the Investment Fund.

       33. "Leave of absence" shall mean a leave of absence from the employ of one or more of the Employers granted, prospectively or retroactively, to an Employee at any time for a specific purpose.

       34. "Monthly accounting period" shall mean each calendar month.

       35. "Non-Fund subsidiary" shall mean a subsidiary which is not an Employer.

       36. "Participant", as used with respect to the Investment Fund, shall mean an Employee of one or more of the Employers who shall have become a participant in the Investment Fund as provided in Paragraph B of Article II hereof and whose participation shall not have terminated as provided in Paragraph A of Article VI hereof. Such term shall, if the context shall permit, include a former participant.

       37. "Participant's contributions", as used with respect to a participant, shall mean the amount of such participant's salary withheld and/or deferred by his Employer pursuant to such participant's contribution election and paid to the Trustee by such Employer as provided in Paragraph C of Part (i) of Article IV hereof.

       38. "Participation election" shall mean the election of an Employee to become a participant.

       39. "Participation period", as used with respect to a participant, shall mean the period during which such participant shall be a participant in the Investment Fund.

       40. "Payroll period", as used with respect to a participant, shall mean the regular period (whether weekly or biweekly or semimonthly or otherwise) on the basis of which such participant's Employer pays such participant's salary.

       41.     "Plan year" shall mean a calendar year.

       42. "Salary", as used with respect to a participant, with respect to an Employer and with respect to a payroll period, shall mean the regular compensation paid by such Employer to such participant for such payroll period, inclusive of all amounts of regular compensation deferred by such participant in accordance with his contribution election which are contributed to such participant's A account and/or B account and/or D account and/or E account on a before-tax basis as

    Employer contributions, but excluding bonus payments, overtime compensation, deferred compensation and additional compensation of every other kind so paid, or, in the case of certain categories of Employees whose regular compensation is not payable entirely on a weekly or biweekly or semimonthly salary basis, such other compensation as, and to the extent that, the Board shall determine. Notwithstanding any provision in the Investment Fund to the contrary, in no event may the contributions made to the Investment Fund by or on behalf of any participant in any plan year exceed the maximum percentage allowed under subparagraphs 1 and 2 of Paragraph
    (i)A of Article IV and Article V multiplied by the Employee's salary not in excess of $200,000 for any plan year beginning after December 31, 1988, and prior to January 1, 1994, or $150,000 for any plan year beginning after December 31, 1993 (or, with respect to either such dollar amount, such larger amount as the Secretary of the Treasury may determine for such plan year under Section 401(a)(17) of the Internal Revenue
    Code). Such dollar limitation on the amount of salary taken into account shall also be applied for purposes of the limitations of Paragraph (iii) of Article IV. For purposes of this dollar limitation only, in determining the salary of any Employee, the rules of Section 414(q)(6) of the Internal Revenue Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the year.

       43. "Stock election", as used with respect to a participant, shall mean such participant's election referred to in subparagraph 3 of Paragraph E of Article VI hereof.

       44. "Subsidiary" shall mean a corporation which is controlled by CBS, directly or indirectly.

       45. "Taxable year" shall have the same meaning as when used in Section 441(b) of the Code.

       46. "Termination benefit", as used with respect to a participant, shall mean the benefit which such participant shall be entitled to receive by reason of the termination of his participation (as provided in Paragraphs C, E and F of Article VI hereof).

       47. "Termination date", as used with respect to a participant, shall mean the date of the termination of such participant's participation as provided in Paragraph A of
    Article VI hereof.

       48. "Trust" shall mean the trust created by and under the Trust Agreement.

       49. "Trust Agreement" shall mean the trust agreement by and among the Employers and the Trustee, dated as of June 29, 1969, including the successor Trust Agreement dated September 1, 1986, as the same may at any time and from time to time be amended.

       50. "Trustee", as used with respect to any time, shall mean the Trustee acting under the Trust Agreement at such time.

       51. "Trust Fund" shall mean all property which shall be held by the Trustee, as trustee under the Trust Agreement, at the time with respect to which such term is used.

       52. "Unit" shall mean each of an A unit, a B unit, a D unit, an E unit and a C unit.

       53. "Unvested C units", as used with respect to a participant and with respect to any time, shall mean those of the C units credited to such participant's C account as of such time which shall not be vested C units.

       54. "Valuation date" shall mean the last business day of a calendar month.

       55. "Value", as used generally, shall mean fair market value, as used with respect to a unit and as of July 31, 1969, shall mean $1.00 and as used with respect to a unit and as of a date subsequent to July 31, 1969, shall mean the value of the Fund in which such unit is held at such date divided by the number of units which are then held in said Fund.

       56. "Vested C units", as used as of a valuation date or a termination date with respect to (a) a participant whose continuous employment period on such date is three or more years of service or (b) a participant whose 65th birthday is not subsequent to such date or (c) a former participant whose participation shall have terminated by reason of his death or his disability, shall mean all of the C units credited to such participant's C account as of such date; said term, as so used with respect to a participant whose continuous employment period on such date is less than three full years, whose 65th birthday is subsequent to such date and whose participation shall not have terminated by reason of his death or his disability, shall mean 33-1/3 percent of the C units credited

    to such participant's C account as of such date multiplied by the number of years of service included in his continuous employment period on such date.

       57. "Withdrawal" shall mean a payment made to a participant as provided in subparagraph 1 of Paragraph B of
    Article VI hereof.

       58. "Year" shall mean any period of 12 consecutive monthly accounting periods.

       59. "Year of service", as used with respect to an Employee or a participant, as the case may be, shall mean each anniversary year in which he shall complete at least 1,000 hours of service, subject, however, to the following:

           (a) Solely with respect to eligibility of an Employee employed on other than a full-time basis, such Employee shall be credited with a year of service if he completes 1,000 hours of service in his first anniversary year following
    December 31, 1975.

           (b) Solely for the purpose of determining the extent to which such participant shall have a vested interest in the C units, if such participant shall not have completed a year of service in the anniversary year in which he became a participant, or in the preceding plan year, he shall nevertheless be credited with one year of service for the anniversary year in which he became a participant.

           (c) The period in which services shall have been performed by an Employee prior to a break in service shall not be included in determining his years of service unless

              (i) such services shall have been performed prior to January 1, 1976, in which event the period in which such services shall have been performed shall be included in determining such Employee's years of service in accordance with the break in service rules under the Investment Fund in effect prior to such date or

              (ii) such services shall have been performed after December 31, 1975 by an Employee who shall have a vested interest in the C units prior to such break in service, or, if no C units shall have vested, the number of consecutive anniversary years during which such break in service shall have continued shall be less than the greater of five or the number of years of service that

       shall have been accumulated immediately preceding such break in service.

           (d) The period in which services shall have been performed by an Employee after five or more consecutive one-year breaks in service shall not be included in determining years of service for the purpose of causing his vested interest in the C units, as of the date immediately preceding such a break in service, to be increased.

       60. The terms "C-# account", "C-# Fund" and "C-# units" shall mean the account, Fund and units provided for and described in Paragraph G of Article III.

       61. The terms "D-# account", "D-# Fund" and "D-# units" shall mean the account, Fund and units provided for and described in Paragraph G of Article III.

    B. For the purposes hereof:

       1. To the extent that the context shall permit, any masculine pronoun used herein shall be construed to include also the similar feminine pronoun, any singular word so used shall be construed to include also the similar plural word and any plural word so used shall be construed to include also the similar singular word.

       2. Any reference herein to any date or day shall be deemed to be a reference to the close of business on such date or day.

       3. Terms used herein with respect to a participant which are defined in Paragraph A of this Article IX shall have the same respective meanings when used with respect to an Employee.

       4. If any Employer shall at any time grant (or shall at any time have granted) to an Employee a leave of absence from his employment by such Employer, whether such leave shall commence (or shall have commenced) and/or shall be granted (or shall have been granted) prior to, at the time of, or subsequent to such Employee's having become a participant, such Employee shall be deemed to be (or to have been) in the employ of such Employer during such leave of absence. That portion of the period of such leave of absence which shall commence on the actual commencement of such leave of absence shall not be deemed to interrupt the continuity of such participant's participation period, but shall not be included

    therein unless such Employee shall receive a salary from his Employer during all or a portion of such leave of absence and shall make contributions during such period.

       5. In order to convert an amount to a number of units as of any date, such amount shall be divided by the value of one such unit on such date, in order to convert a number of units to an amount as of any date, such number shall be multiplied by the value of one such unit on such date, and in order to convert a number of units of one classification, whether A, B, D, E or C, into a number of units of another classification as of any date, such first-mentioned number shall be multiplied by the value of one unit of such classification first referred to on such date and the product thus determined shall be divided by the value of one unit of such other classification on such date.

                       X.  ADOPTION BY SUBSIDIARIES.

       A. Any subsidiary may, pursuant to a resolution of its board of directors, with the consent of the Board, adopt the Investment
Fund for the exclusive benefit of its employees eligible to participate therein. Such adoption shall be effective as of the first day of any monthly accounting period specified by such subsidiary and consented to by the Board.

       B. Each subsidiary adopting the Investment Fund as provided in Paragraph A of this Article X shall enter into an agreement with the other Employers and the Trustee pursuant to which such subsidiary shall become a party to the Trust Agreement.

                       XI.  AMENDMENT; TERMINATION.

       A. CBS may, at any time and from time to time, pursuant to a resolution of the Board, by a written instrument delivered to the Trustee and to the other Employers, amend the Investment Fund, and any Employer may, pursuant to a resolution of its board of directors, by a written instrument delivered to the Trustee and to the other Employers, terminate the Investment Fund with respect to its Employees; provided, however, that (1) no such amendment or termination shall adversely affect the units credited to any participant's or former participant's accounts on the date of such amendment or termination, nor shall, to the extent prohibited under Section 411(d)(6) of the Code, any amendment result in depriving a participant of the right to elect an optional form of benefit which, but for the provisions of such amendment, such participant (or his or her beneficiaries) would have been entitled to elect with respect to his or her vested

benefit, (2) no such amendment shall adversely affect any participant's or former participant's interest in those of the C units credited to his C account on the date of such amendment which would be vested C units if the date of such amendment were his termination date, (3) no such amendment shall result in a change in the substance of Paragraph B of this Article XI with respect to participants who are such on the date of such amendment, (4) notwithstanding any such amendment and notwithstanding any such termination, it shall be impossible, whether by operation or natural termination of the Trust or pursuant to the provisions of this Paragraph A, or by the happening of a contingency or by arrangement or by any other means, for any part of the corpus of or the income from the Trust to be used for, or diverted to, purposes other than the exclusive benefit of the participants, the former participants and their respective beneficiaries, (5) no such amendment shall increase the duties, responsibilities or obligations of any Committee member unless he shall consent thereto, (6) no such amendment shall increase the duties, responsibilities or obligations of the Trustee unless it shall consent thereto and (7) no such amendment shall increase the duties, responsibilities or obligations of an Employer unless it shall consent thereto.

       B. In the event of, and upon, an Employer's termination of the Investment Fund or permanent discontinuance of contributions other than by reason of being merged into, or consolidated with, another Employer, whether or not the Trust shall also terminate concurrently therewith, (1) the interest in his C account of each participant who shall be or shall have been an Employee of such Employer shall vest and CBS or its designee shall, as of and as promptly as shall be practicable after the valuation date concurrent with, or next succeeding, the date of such termination or permanent discontinuance, allocate the C units in such Employer's C account pro rata to the C units in the C accounts of the participants who shall have been Employees of such Employer on the date of such termination or permanent discontinuance, and
(2) the Trustee shall, as of and as promptly as shall be practicable after the valuation date next succeeding whichever shall occur first of such participant ceasing to be an Employee of CBS and all subsidiaries and the termination of the Trust, pay or distribute to such participant (or his beneficiaries) in the manner provided in Paragraph F of Article VI hereof the benefits to which he is (or they are) entitled. In the event of, and upon, the termination of the Investment Fund by an Employer with respect to some but less than all of the Employees of such Employer (a "partial termination"), (1) the interest in the C account of each participant affected by such partial termination shall vest and (2) as of and as promptly as shall be practicable

after the valuation date concurrent with, or next succeeding, the date of such partial termination, (a) CBS or its designee shall allocate the C units in such Employer's C account pro rata to the C units in the C accounts of the participants affected by such partial termination and (b) the Trustee shall pay or distribute to each such participant (or his beneficiaries) in the manner provided in Paragraph F of Article VI hereof the benefits to which he is (or they are) entitled.

       C. In the event of any merger or consolidation of the Investment Fund and/or the Trust hereunder with, or transfer of the assets or liabilities of the Investment Fund and/or Trust to, any other plan, the terms of such merger, consolidation or transfer shall be such that each participant would receive (in the event of termination of the Investment Fund or its successor immediately thereafter) a benefit which is no less than he would have received in the event of termination of the Investment Fund immediately prior to such merger, consolidation or transfer.

          1. Anything herein to the contrary notwithstanding, the Committee shall direct the Trustee to transfer, as of January 1, 1991, to the trustee of the trust established under the CBS News Special Projects Inc. Employee Investment Fund maintained by CBS News Special Projects Inc. for the benefit of employees of CBS News Special Projects Inc. who were Employees of CBS Inc. participating in the Investment Fund immediately prior to employ with CBS News Special Projects Inc. an amount from the Trust equal to the balance in such participants' accounts determined as of the transfer date. After December 31, 1990, the former CBS Inc. Employees described above shall be entitled to no further allocations under this Investment Fund.

          2. Anything herein to the contrary notwithstanding, the Committee shall direct the Trustee to transfer, as of the transfer date, to the trustee of the trust established under the CBS News Special Projects Inc. Employee Investment Fund maintained by CBS News Special Projects Inc. for the benefit of employees of CBS News Special Projects Inc. who were Employees of CBS Inc. participating in the Investment Fund immediately prior to employ with CBS News Special Projects Inc., an amount from the Trust equal to the balance in such participants' accounts determined as of the transfer date. Effective with the transfer date, the former CBS Inc. Employees described above shall be entitled to no further allocations under this Investment Fund.

          3.  Subject to the approval of the Plans Administration
Committee, the Trustee shall accept a transfer of assets and liabilities accrued by a participant under any other plan which

transfer shall be in accordance with the requirements of Section 414(1) of the Code. In no event shall the accrued benefit of any such participant under this Investment Fund immediately after such transfer be less than the accrued benefit of such participant under the transferor plan immediately prior to such transfer. In addition, any distribution, withdrawal, or other rights available to each affected participant under the terms of the transferor plan as of the date of such transfer which are protected under Section 411(d)(6) of the Code shall continue to be available with respect to such transferred account balances.

       D. Notwithstanding anything hereinbefore to the contrary, a matching contribution hereunder by any Employer which (1) was made under a mistake of fact or (2) was conditioned upon deduction of such contribution under Section 404 of the Internal Revenue Code (the "Code) and such deduction is disallowed, shall be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction (to the extent disallowed), whichever may be applicable.

                            XII.  LIMITATIONS.

       A. Subject to the adjustments hereinafter set forth, the maximum annual addition to a participant's account shall in no event exceed the lesser of (1) $30,000 (adjusted annually, effective January 1, 1988, to reflect increases in the cost of living, in accordance with Regulations issued by the Secretary of the Treasury under Section 415 of the Internal Revenue Code ("Code")) or (2) 25 percent of his annual compensation.

       B. For the purpose of Paragraph A of this Article XII:

          1. "Annual addition" shall mean, as used with respect to a participant, the sum for any calendar year of (1) the Employer's contributions (including before-tax required basic contributions, before-tax voluntary supplemental contributions and Employer matching contributions); (2) any forfeitures under the applicable terms, if any, of the Investment Fund; (3) the participant's after-tax contributions; and (4) amounts described in Section 415(l)(1) and Section 419(d)(2) of the Internal
Revenue Code. Notwithstanding the foregoing, annual additions for any calendar year beginning before January 1, 1987 shall include a participant's after-tax contributions only to the extent greater than the lesser of (a) such participant's after-tax contributions in excess of six percent of his compensation or (b) one-half of such participant's after-tax contributions; provided, however, with respect to calendar years

prior to January 1, 1976, the amount of a participant's contributions for each year shall be deemed to be an amount equal to the excess of the aggregate of the participant's contributions prior to January 1, 1976 (without regard to such contributions made on or after October 1, 1973 under the terms of the Investment Fund in effect as of such date) over 10 percent of his compensation for each calendar year of his participation in the Investment Fund prior to such date, multiplied by a fraction, the numerator of which shall be 1 and the denominator of which shall be the number of calendar years during which he was a participant prior to January 1, 1976.

          2. "Annual compensation" shall mean a participant's wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to an Employee by his Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Section 6041(d), Section 6051(a)(3) and Section 6052 of the Code, determined without regard to any rules under Section
3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code), and including amounts paid or reimbursed by the Employer for moving expenses incurred by the Employee.

       C. The limitations set forth in this Article with respect to any participant who at any time participates in any other defined contribution plan maintained by the Employer or in more than one defined benefit plan maintained by the Employer shall apply as if the total annual addition allocated to the participant under all such defined contribution plans in which the participant so participates are allocated under a single plan and as if the total benefits payable to the participant under all defined benefit plans maintained by the Employer are payable from a single plan.

          For purposes of this Article, the term "Employer" shall include any affiliated company as defined in Paragraph 2B. of
Article IX hereof and modified by Section 415(h) of the Code.

       D. In the case of a person who is a participant both in the Investment Fund and the CBS Pension Plan or any other applicable defined plan, the sum of the defined benefit plan fraction and the defined contribution plan fraction (as each such term is hereinafter defined) for any calendar year shall not exceed 1.0.

       E. For the purpose of determining the sum referred to in Paragraph D of this Article XII, the following shall apply:

          (1) "Defined benefit plan fraction" shall mean a fraction,
(i) the numerator of which shall be the annual benefit payable with respect to a participant under the CBS Pension Plan and any other applicable defined benefit plan determined without regard to the limitation provisions required by Section 415(b) of the Code and (ii) the denominator of which shall be the maximum benefit payable under such Section, increased as provided by
Section 415(e)(2)(B) of the Code as amended by the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA"); provided, however, that in the case of any participant in the CBS Pension Plan whose benefit is described in Section 6.04C thereof prior to increasing the denominator of the fraction pursuant to Section 415(e)(2)(B) of the Code, the numerator of the defined benefit plan fraction shall be deemed not to exceed the denominator of such fraction.

          (2) "Defined contribution plan fraction" shall mean a fraction, (i) the numerator of which shall be the aggregate annual additions (as hereinafter defined), with respect to a participant in the Investment Fund or any other defined contribution plan maintained by an Employer, determined as of the close of the calendar year in which such additions accrued, determined without regard to the limitation provisions required by Section 415(c) of the Code, and (ii) the denominator of which shall be the aggregate maximum annual additions determined by applying the provisions of said Section 415(c) for each calendar year of the participant's service, taking into account the transition rules for years ending prior to January 1, 1983 prescribed under the Investment Fund or other applicable plans and under the Act and TEFRA, including the rules of
Section 415(e)(3) of the Code as amended by TEFRA, unless the Committee elects to apply the rules of Section 415(e)(6) of the Code, as added by TEFRA; provided, however, that in the case of calendar years prior to January 1, 1976 prior to increasing the denominator of the fraction pursuant to Section 415(e)(3)(B) or
Section 415(e)(6)(B) of the Code, the numerator of the defined contribution plan factor shall be deemed not to exceed the denominator of such fraction.

       F. The limitation referred to in Paragraph D of this
Article XII shall not apply with respect to any participant who on September 2, 1974 was a participant both in the Investment Fund and the CBS Pension Plan if the defined benefit fraction with respect to such a person shall not be increased, by amendment or otherwise, after September 2, 1974 and no

contributions to his account are made under the Investment Fund after such date.

       G. If, prior to the allocation of contributions on behalf of any participant, it is determined that the limitation on annual additions prescribed under Paragraph A hereof or the limitation applicable to a combination of plans prescribed under Paragraph D hereof would be exceeded in any year, contributions shall be reduced, in the following order, but only to the extent necessary to satisfy the limitations:

    (1)   First, periodic special contributions shall be reduced;

    (2) Second, after-tax voluntary supplemental contributions shall be reduced;

    (3) Third, before-tax voluntary supplemental contributions shall be reduced;

    (4) Fourth, after-tax required basic contributions shall be reduced;

    (5) Fifth, before-tax required basic contributions shall be reduced;

    (6)   Sixth, Employer matching contributions shall be reduced.

          Any amount which may not be allocated to the account of a participant by reason of (2), (3), (4) or (5) hereof shall not be withheld and/or deferred from his salary but shall be paid to him. Any amount which may not be allocated to the account of a participant by reason of (6) hereof shall be retained in the general assets of the Employer, if the Board of Directors of CBS so directs, or paid to such participant upon such terms and conditions as the Board of Directors of CBS may from time to time prescribe.

       H. Notwithstanding the provisions of Paragraph G, in the event that the limitations prescribed under Paragraph D would be exceeded with respect to any participant who participates in the Investment Fund and the CBS Pension Plan or any other applicable defined benefit plan, the benefits under the defined benefit plan shall be reduced or frozen prior to making any adjustments under the Investment Fund.

       I. In the event that, notwithstanding Paragraph G hereof, the limitations with respect to annual additions prescribed hereunder are exceeded with respect to any participant and such excess

arises as a consequence of the crediting of forfeitures to the participant's account or a reasonable error in estimating the participant's compensation or a reasonable error in determining the amount of before-tax contributions that may be made with respect to any individual within the limits of Section 415 of the Code, such excess shall be disposed of by returning to the participant his after-tax contributions, if any, for the year in which the excess arose, together with the earnings thereon, but only to the extent necessary to cause the annual additions to the participant's account to equal, but not exceed, the limitations prescribed hereunder. In the event that after such contributions and earnings are returned there remains an excess, before-tax contributions, if any, for the year in which the excess arose, shall be returned to the participant, but only to the extent necessary to cause the annual additions to the participant's account to equal, but not exceed, the limitations prescribed hereunder. In the event that after such contributions are returned there remains an excess, such excess shall be held in a suspense account and allocated to the account of the participant in succeeding years or, if his employment has terminated and there remains an amount standing to his credit in a suspense account, among the accounts of all participants. Any before-tax or after-tax contributions that are returned to the participant in accordance with this Paragraph shall not be taken into account in applying the limitations of Paragraphs (iii)(A), (iii)(C) and
(iii) (D) of Article IV.

                   XIII.  INTERPRETATION; CONSTRUCTION.

       Anything in the Investment Fund or the Trust Agreement to the contrary notwithstanding, no provision thereof shall be so construed as to violate the requirements of the Act. To the extent that state law shall not be preempted by the provisions of the Act or any other laws of the United States heretofore or hereafter enacted, as the same may be amended from time to time, the Investment Fund shall be administered, construed and enforced according to the laws of the State of New York.

                           XIV.  TOP-HEAVY PLAN.

       A. Effective January 1, 1984, the Investment Fund shall meet the requirements of this Article XIV in the event that the Investment Fund is or becomes a top-heavy plan.

       B. 1. Subject to the aggregation rules set forth in subparagraph 2 of this Paragraph B, the Investment Fund shall be considered a top-heavy plan pursuant to Section 416(g) of the Code in any plan year beginning after December 31, 1983 if, as of

the determination date, the present value of the cumulative accrued benefits of all Key Employees exceeds 60 percent of the present value of the cumulative accrued benefits of all of the Employees as of such date, excluding former Key Employees and, except for the plan year beginning January 1, 1984, excluding any Employee who has not received compensation from the Employer during the five consecutive plan year period ending on the determination date, but taking into account in computing the ratio any distributions made during the five consecutive plan year period ending on the determination date. For purposes of the above ratio, the present value of a Key Employee's accrued benefit shall be counted only once each plan year, notwithstanding the fact that an individual may be considered a Key Employee for more than one reason in any plan year.

          2. For purposes of determining whether the Investment Fund is a top-heavy plan and for purposes of meeting the requirements of this Article XIV, the Investment Fund shall be aggregated and coordinated with other qualified plans in a required aggregation group and may be aggregated or coordinated with other qualified plans in a permissive aggregation group. If such required aggregation group is top-heavy, this Investment Fund shall be considered a top-heavy plan. If such permissive aggregation group is not top-heavy, this Investment Fund shall not be a top-heavy plan.

       C. For the purpose of determining whether the Investment Fund is top-heavy, the following definitions shall be applicable:

          1. Determination and Valuation Dates. The term "determination date" shall mean, in the case of any plan year, the last day of the preceding plan year. The amount of an individual's accrued benefit and the present value thereof shall be determined as of the valuation date and shall include any contribution actually made after such valuation date but on or before the determination date. The term "valuation date" means the most recent value determination date defined in subparagraph 54 of Paragraph A of Article IX hereof occurring within a 12-month period ending on the determination date.

          2. Key Employee. An individual shall be considered a Key Employee if he is an Employee or former Employee who at any time during the current plan year or any of the four preceding plan years:

          (a) was an officer of the Employer who has annual compensation from the Employer in the applicable plan year in excess of 150 percent of the dollar limitation under

    Section 415(c)(1)(A) of the Code; provided, however, that the number of individuals treated as Key Employees by reason of being officers hereunder shall not exceed the lesser of 50 or 10 percent of all Employees, and provided further that if the number of Employees treated as officers is limited to 50 hereunder, the individuals treated as Key Employees shall be those who, while officers, received the greatest annual compensation in the applicable plan year and any of the four preceding plan years (without regard to the limitation set forth in Section 416(d) of the Code); or

          (b) was one of the 10 Employees owning or considered as owning the largest interests in the Employer who has annual compensation from the Employer in the applicable plan year in excess of the dollar limitation under Section 415(c)(1)(A) of the Code as increased under Section 415(d) of the Code; or

          (c) was a more than five percent owner of the Employer; or

          (d) was a more than one percent owner of the Employer whose annual compensation from the Employer in the applicable plan year exceeded $150,000.

          For purposes of determining who is a Key Employee, ownership shall mean ownership of the outstanding stock of the Employer or of the total combined voting power of all stock of the Employer, taking into account the constructive ownership rules of Section 318 of the Code, as modified by
Section 416(i)(1) of the Code.

          For purposes of section (a) of this subparagraph but not for purposes of sections (b), (c) and (d) of this subparagraph
(except for purposes of determining compensation under section (d) of this subparagraph), the term "Employer" shall include any entity aggregated with an Employer pursuant to
Section 414(b), (c) or (m) of the Code.

          For purposes of section (b) of this subparagraph, an Employee (or former Employee) who has some ownership interest is considered to be one of the top 10 owners unless at least 10 other Employees (or former Employees) own a greater interest than such Employee (or former Employee); provided that if an Employee has the same ownership interest as another Employee, the Employee having greater annual compensation from the Employer is considered to have the larger ownership interest.

          3.  Non-Key Employee.  The term "Non-Key Employee" shall

mean any Employee who is a participant and who is not a Key
Employee.

          4. Beneficiary. Whenever the term "Key Employee", "former Key Employee", or "Non-Key Employee" is used herein, it includes the beneficiary or beneficiaries of such individual. If an individual is a Key Employee by reason of the foregoing sentence as well as a Key Employee in his own right, both the present value of his inherited accrued benefit and the present value of his own accrued benefit will be considered his accrued benefit for purposes of determining whether the Investment Fund is a top-heavy plan.

          5. Compensation and Compensation Limitation. For purposes of this Article XIV, except as otherwise specifically provided, the term "compensation" means the amount stated on an Employee's Form W-2 for the calendar year that ends with or within the plan year; provided that the annual compensation of a Key Employee taken into account under the Investment Fund shall not exceed $200,000, for plan years beginning before January 1, 1994, or $150,000, for plan years beginning after December 31, 1993, and in either case adjusted for increases in the cost of living pursuant to regulations issued under Section 401(a)(17) of the Code.

          6. Required Aggregation Group. The term "required aggregation group" shall mean all other qualified defined benefit and defined contribution plans, including terminated plans, maintained by the Employer in which a Key Employee participates, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of
Section 401(a)(4) or 410 of the Code.

          7. Permissive Aggregation Group. The term "permissive aggregation group" shall mean all other qualified defined benefit and defined contribution plans maintained by the Employer that meet the requirements of Sections 401(a)(4) and 410 of the Internal Revenue Code when considered with a required aggregation group.

          8. Present Value of Accrued Benefit. The present value of an individual's accrued benefit shall mean the sum of the value as of the most recent valuation date of the A units credited to his A account, the B units credited to his B account, the D units credited to his D account, the E units credited to his E account and the C units credited to his C account as of the determination date and contributions due as of the determination date.

       D. In the event the Investment Fund is determined to be top-heavy for any plan year, the following requirements shall be applicable.

          1. Minimum Allocation. (a) In the case of a Non-Key Employee who is covered under this Investment Fund but does not participate in any qualified defined benefit plan maintained by the Employer, the minimum allocation of contributions plus forfeitures allocated to the account of each such Non-Key Employee who has not separated from service at the end of a plan year in which the Investment Fund is top-heavy shall equal the lesser of three percent of compensation for such plan year or the largest percentage of compensation provided on behalf of any Key Employee for such plan year. The minimum allocation provided hereunder may not be suspended or forfeited under Sections 411(a)(3)(B) or 411(a)(3)(D) of the Code. The minimum allocation shall be made for a Non-Key Employee for each plan year in which the Investment Fund is top-heavy, even if he has not completed a year of service in such plan year or if he has declined to elect to have salary reduction contributions made on his behalf.

              (b) A Non-Key Employee who is covered under this Investment Fund and under a qualified defined benefit plan maintained by the Employer shall not be entitled to the minimum allocation under this Investment Fund but shall receive the minimum benefit provided under the terms of the qualified defined benefit plan.

          2. Limitations on Annual Additions and Benefits. For purposes of computing the defined benefit plan fraction and defined contribution plan fraction as set forth in Sections 415(e)(2)(B) and 415(e)(3)(B) of the Code, the dollar limitations on benefits and annual additions applicable to a limitation year shall be multiplied by 1.0 rather than by 1.25.

              XV.  MIDWEST COMMUNICATIONS, INC. TRANSACTION.

       A. Transfer of Accounts from the Midwest Communications, Inc. Retirement Savings Plan to Investment Fund:

          1. All individuals who were salaried, nonunion employees of Midwest Communications, Inc. and who were eligible to participate in the Midwest Communications, Inc. Retirement
Savings Plan as of February 5, 1992, shall be eligible to participate in the Investment Fund with respect to compensation earned after April 5, 1992. Amounts credited to the accounts of such Participants of the Midwest Communications, Inc. Retirement Savings Plan who are participants under the Investment Fund shall

be transferred to the Investment Fund effective April 30, 1992
("Transferred Amount(s)").

          2. All individuals who were union employees of Midwest Communications, Inc. and who were eligible to participate in the Midwest Communications, Inc. Retirement Savings Plan shall be eligible to participate in the Investment Fund as of the date specified by the individual collective bargaining agreement with respect to compensation earned after the date specified in such agreement. Amounts credited to the accounts of such Participants of the Midwest Communications, Inc. Retirement Savings Plan who are participants under the Investment Fund shall be transferred to the Investment Fund effective as of the valuation date following the date specified in the particular collective bargaining agreement for their eligibility to participate in the Investment Fund ("Transferred Amount(s)").

          3. Transferred Amounts shall be subject to the following procedures:

          (i) Allocation and Accounting for Transferred Amounts:
    The portion of a participant's Transferred Amount representing before-tax contributions shall be allocated to his Before-Tax Account; the portion representing rollover contributions shall be allocated to his Rollover Contribution Account; and the remaining portion shall be allocated to the participant's Employer Matching Contribution Account.

          (ii)    Investment of Transferred Amounts:  Transferred
    Amounts shall be invested in Funds A, B, D and E as directed by the participant in accordance with the investment provisions of Article III and IV. In the event the participant fails to issue an investment direction, the Transferred Amounts shall be invested in Fund B.

         (iii) Vesting in Transferred Amounts: A participant's vested interest in his Transferred Amount shall be determined in accordance with the rules of subparagraph 56 of Paragraph A of Article IX hereof, provided that all prior service credit with Midwest Communications, Inc. shall be treated as service with CBS Inc., and further provided that a participant's vested interest in the Transferred Amounts under the Investment Fund shall be no less than his vested interest under the Transferor Plan determined as of the date such amounts are transferred to this Investment Fund.

          (iv)    Distribution and Withdrawals of Transferred
    Amounts:  The requirements of Article VI shall govern the

    withdrawal and distribution of Transferred Amounts in the same manner as if such amounts were originally contributed to this Investment Fund, provided that in the event former Participants in the Midwest Communications, Inc. Retirement Savings Plan had Rollover Contribution Accounts thereunder, these amounts will be available for withdrawal under the withdrawal rules of Section 7.1 of that Plan, to wit:

    "Withdrawals from Rollover Account: A Participant may withdraw from his Rollover Account an amount not less than the lesser of One Thousand Dollars or the balance of such Account and not in excess of the amount of such Account balance as of the Valuation Date that next follows by at least thirty days (or such shorter period as the Administrator may by uniform rule allow) the date on which the Administrator receives a complete and accurate written withdrawal application from the Participant in form prescribed by the Administrator. Such withdrawal distribution shall be made by the Trustee as soon as administratively practicable following such Valuation Date." Section 2.28 of the Midwest Communications, Inc. Retirement Savings Plan provides that the Valuation Date is the last day of each calendar month and such interim dates as the Administrator may from time to time specify pursuant to
    Section 5.2(B).

       B. Merger of WCCO Television, Inc. AFTRA 401(k) Plan into
Investment Fund:

       1. All individuals who were Participants in the WCCO Television, Inc. AFTRA 401(k) Plan as of August 21, 1992 shall be eligible to participate in the Investment Fund with respect to compensation earned after August 23, 1992. Amounts credited to the accounts of such Participants of the WCCO Television, Inc. AFTRA 401(k) Plan who are participants under the Investment Fund shall be transferred to the Investment Fund effective September 2, 1992 ("Transferred Amount(s)"). Effective August 31, 1992, the participants shall direct the Trustee of the CBS Employee Investment Fund to transfer the total of their account balance(s) in the WCCO Television, Inc. AFTRA 401(k) Plan to the designated Fund account(s) under the Investment Fund.

       2. Transferred Amounts shall be subject to the following procedures:

          (i) Allocation and Accounting for Transferred Amounts:
    The portion of a participant's Transferred Amount representing before-tax contributions shall be allocated to his Before-Tax

    Account; the portion representing rollover contributions shall be allocated to his Rollover Contribution Account.

          (ii) Investment of Transferred Amounts: Transferred Amounts shall be invested in Funds A, B and D as directed by the participant in accordance with the investment provisions of Article III and IV. In the event the participant fails to issue an investment direction, the Transferred Amounts shall be invested in Fund B.

         (iii) Vesting in Transferred Amounts: A participant's vested interest in his Transferred Amount shall be determined in accordance with the rules of subparagraph 56 of Paragraph A of Article IX hereof, provided that all prior service credit with Midwest Communications, Inc. shall be treated as service with CBS Inc., and further provided that a participant's vested interest in the Transferred Amounts under the Investment Fund shall be no less than his vested interest under the Transferor Plan determined as of the date such amounts are transferred to this Investment Fund.

          (iv)    Distribution and Withdrawals of Transferred
    Amounts: The requirements of Article VI shall govern the withdrawal and distribution of Transferred Amounts in the same manner as if such amounts were originally contributed to this Investment Fund, provided that in the event former Participants in the WCCO Television, Inc. AFTRA 401(k) Plan had Rollover Contribution Accounts thereunder, these amounts will be available for withdrawal under the withdrawal rules of
    Section 7.1 of that Plan, to wit:

    "Withdrawals from Rollover Account: A Participant may withdraw from his Rollover Account an amount not less than the lesser of One Thousand Dollars or the balance of such Account and not in excess of the amount of such Account balance as of the Valuation Date that next follows by at least thirty days (or such shorter period as the Administrator may by uniform rule allow) the date on which the Administrator receives a complete and accurate written withdrawal application from the Participant in form prescribed by the Administrator. Such withdrawal distribution shall be made by the Trustee as soon as administratively practicable following such Valuation Date." Section 2.27 of the WCCO Television, Inc. AFTRA 401(k) Plan provides that the Valuation Date is the last day of each calendar month and such interim dates as the Administrator may from time to time specify pursuant to Section 5.2(B).


       XVI.   MERGER OF RADFORD STUDIO CENTER INC. 401(k) TAX
              SHELTERED SAVINGS PLAN AND TRUST.

       1. All individuals who were employees of Radford Studio Center Inc. and who were eligible to participate in the Radford Studio Center Inc. 401(k) Tax Sheltered Savings Plan and Trust as of November 30, 1994, shall be eligible to participate in the Investment Fund with respect to compensation earned after November 30, 1994. Amounts credited to the accounts of such participants of the Radford Studio Center Inc. 401(k) Tax Sheltered Savings Plan who are participants under the Investment Fund shall be transferred to the Investment Fund effective as of December 1, 1994 ("Radford Transferred Amount(s)").

       2. Radford Transferred Amounts shall be subject to the following procedures:

        (i)   Allocation and Accounting for Radford Transferred
    Amounts:  The portion of a participant's Radford Transferred
    Amount representing before-tax contributions shall be allocated to his Before-Tax Account.

       (ii) Investment of Radford Transferred Amounts: Radford Transferred Amounts shall be invested in Funds A, B, D, and E as directed by the participant in accordance with provisions of Article III and IV. In the event the participant fails to issue an investment direction, the Radford Transferred Amounts shall be invested in Fund B.

      (iii) Vesting in Radford Transferred Amounts: A participant shall be fully vested in his interest in the Radford
    Transferred Amount.

       (iv)   Distribution and Withdrawals of Radford Transferred
    Amounts: The requirements of Article VI shall govern the withdrawal and distribution of Radford Transferred Amounts in the same manner as if such amounts were originally contributed to this Investment Fund.








                             XVII.  SIGNATURE.

    The Investment Fund as herein amended and restated has hereby been approved and adopted to be effective as of January 1, 1989
(except as otherwise provided herein) this 30th day of December, 1994.

                      CBS INC. by the
                      PLANS ADMINISTRATION COMMITTEE



                      Alvan L. Bobrow
                      Vice President and Director of Taxes



                      Joan Showalter
                      Senior Vice President, Human Resources



                      Louis J. Rauchenberger, Jr.
                      Vice President and Treasurer




Dated: December 30, 1994
       5l West 52nd Street
       New York, New York  10019
















